                                               Filed Pursuant to Rule 424(b)(2)
                                               Registration No. 333-34545

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 4, 1997)

[CONTINENTAL AIRLINES LOGO]

1998-2 PASS THROUGH TRUSTS

$187,200,000
PASS THROUGH CERTIFICATES, SERIES 1998-2

Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the three Continental Airlines 1998-2 Pass Through Trusts (the "Class A Trust", the "Class B Trust" and the "Class C Trust", and, collectively, the "Trusts") to be formed pursuant to a pass through trust agreement between Continental Airlines, Inc. ("Continental" or the "Company") and Wilmington Trust Company (the "Trustee"), as trustee, dated as of September 25, 1997 (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between the Company and the Trustee, as trustee under each Trust. Pursuant to the Intercreditor Agreement (as defined herein), (i) the Certificates of the Class B Trust will be subordinated in right of payment to the Certificates of the Class A Trust and (ii) the Certificates of the Class C Trust will be subordinated in right of payment to the Certificates of the Class B Trust. Payments of interest on the Certificates to be issued by each Trust will be supported by a separate liquidity facility for the benefit of the holders of such Certificates, each such facility to be provided initially by Westdeutsche Landesbank Girozentrale, acting through its New York branch, in an amount sufficient to pay interest thereon at the applicable interest rate for such Certificates on up to three successive semiannual distribution dates.
                                              (Continued on the following page.)
  ---------------------------------------------------------------------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES, SEE "RISK FACTORS" ON PAGE S-24 HEREIN.
  ---------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
  ---------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                PRINCIPAL                 INTEREST              FINAL EXPECTED          PUBLIC OFFERING
                                AMOUNT(1)                   RATE              DISTRIBUTION DATE           PRICE(1)(2)
----------------------------------------------------------------------------------------------------------------------------
 1998-2A Certificates    $105,797,000             6.410%                   April 15, 2007           100%
 1998-2B Certificates    38,978,000               6.465                    October 15, 2004         100
 1998-2C Certificates    42,425,000               6.331                    October 15, 2002         100
                         ----------------
 Total                   $187,200,000
----------------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.

(2) The underwriting commission varies by Trust and aggregates $1,684,800, which constitutes 0.90% of the principal amount of the Certificates offered hereby. The underwriting commissions, fees and certain other expenses estimated at approximately $800,000, will be paid by the Owner Participant (as defined herein) or Continental. All proceeds of the Certificates will be used by the Trusts to purchase the Equipment Notes.
  ---------------------------------------------------------------------------

The Certificates are offered by the several Underwriters subject to prior sale, when, as and if issued by the Trusts, delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, against payment therefor in immediately available funds on or about April 21, 1998.

CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                                                      MORGAN STANLEY DEAN WITTER

The date of this Prospectus Supplement is April 15, 1998

(Continued from the cover page.)

     The property of the Trusts will include, among other things, equipment notes (the "Equipment Notes") to be issued on a non-recourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts (each, an "Owner Trust") in connection with 14 separate leveraged lease transactions to finance a portion of the purchase price of eight Boeing 737-3T0 aircraft and six McDonnell Douglas MD-82 aircraft (collectively, the "Aircraft"), which will be leased to Continental. The Aircraft are currently owned by Continental and will be sold by it to the Owner Trustee. The Equipment Notes in respect of each Aircraft will be issued in three series (the "Series A Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes"). The Class A Trust, the Class B Trust and the Class C Trust will purchase the series of Equipment Notes issued with respect to each Aircraft that has an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and by an assignment of the lease relating thereto, including the right to receive rentals payable with respect to such Aircraft by Continental. Although neither the Certificates nor the Equipment Notes are direct obligations of, or guaranteed by, Continental, the amounts unconditionally payable by Continental for lease of the Aircraft will be sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes held in the Trusts.

     All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust, payable on April 15 and October 15 of each year, commencing on October 15, 1998. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. See "Description of the Certificates -- General" and "-- Payments and Distributions".

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on April 15 and October 15 in certain years, commencing on April 15, 1999. Such payments will be made in accordance with the principal repayment schedule set forth below under "Description of the Certificates -- Pool Factors", subject to the Intercreditor Agreement.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS AND SYNDICATE SHORT COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

     IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES WILL BE MADE AGAINST PAYMENT THEREFOR ON OR ABOUT THAT DATE SPECIFIED IN THE LAST PARAGRAPH OF THE COVER PAGE OF THIS PROSPECTUS SUPPLEMENT, WHICH WILL BE THE FOURTH BUSINESS DAY FOLLOWING THE DATE OF PRICING OF THE CERTIFICATES (SUCH SETTLEMENT CYCLE BEING HEREIN REFERRED TO AS "T+4"). PURCHASERS OF CERTIFICATES SHOULD NOTE THAT TRADING OF THE CERTIFICATES ON THE DATE OF PRICING MAY BE AFFECTED BY THE T+4 SETTLEMENT. SEE "UNDERWRITING".

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" appearing as Appendix I to this Prospectus Supplement, and all cross references herein refer to sections of this Prospectus Supplement unless otherwise indicated.

                        SUMMARY OF TERMS OF CERTIFICATES

                                            CLASS A           CLASS B           CLASS C
                                          CERTIFICATES      CERTIFICATES      CERTIFICATES
                                        ----------------  ----------------  ----------------
Aggregate Face Amount.................    $105,797,000      $38,978,000       $42,425,000
Ratings:
     Moody's..........................        Aa3                A2               Baa1
     Standard & Poor's................        AA+                A+               BBB
Initial Loan to Aircraft Value
  (cumulative)(1).....................       38.0%             52.0%             67.2%
Expected Principal Distribution Window
  (in years)..........................      1.0-9.0           1.0-6.5           1.0-4.5
Initial Average Life (in years from
  Issuance Date)......................        6.08              4.41              2.70
Regular Distribution Dates............     April 15 &        April 15 &        April 15 &
                                           October 15        October 15        October 15
Final Expected Regular Distribution
  Date................................   April 15, 2007   October 15, 2004  October 15, 2002
Final Maturity Date...................  October 15, 2008   April 15, 2006    April 15, 2004
Minimum Denomination..................       $1,000            $1,000            $1,000
Section 1110 Protection(2)............        Yes               Yes               Yes
Liquidity Facility Coverage(3)........    3 semiannual      3 semiannual      3 semiannual
                                            interest          interest          interest
                                            payments          payments          payments
Initial Liquidity Facility
  Amount(3)...........................    $10,172,382        $3,779,892        $4,028,890

---------------

(1) Assumes an aggregate appraised Aircraft value of $278,413,900. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals -- The Appraisals".

(2) The benefits of Section 1110 of the U.S. Bankruptcy Code will be available to the Loan Trustees.

(3) For each Class of Certificates, the initial amount of the related Liquidity Facility will cover three consecutive semiannual interest payments (without regard to any future payments of principal on such Certificates). In aggregate for the Class A Certificates, the Class B Certificates and the Class C Certificates, the initial amount of the Liquidity Facilities will be $17,981,164.

EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes to be held in the Trusts and the Aircraft that will (under the related Indenture) secure such Equipment Notes:

                                                                          ORIGINAL
                                                             LATEST       PRINCIPAL
                               AIRCRAFT                    EQUIPMENT      AMOUNT OF
                             REGISTRATION     YEAR OF         NOTE        EQUIPMENT    APPRAISED
       AIRCRAFT TYPE            NUMBER      MANUFACTURE  MATURITY DATE      NOTES       VALUE(1)
       -------------         ------------   -----------  --------------  -----------  ------------
Boeing 737-3T0.............  N14336            1987      April 15, 2007  $14,400,000   $20,793,333
Boeing 737-3T0.............  N14337            1987      April 15, 2007   14,400,000    20,793,333
Boeing 737-3T0.............  N59338            1987      April 15, 2007   14,400,000    20,843,333
Boeing 737-3T0.............  N14341            1987      April 15, 2007   14,400,000    20,897,333
Boeing 737-3T0.............  N14342            1987      April 15, 2007   14,400,000    20,897,333
Boeing 737-3T0.............  N39343            1987      April 15, 2007   14,400,000    20,897,333
Boeing 737-3T0.............  N17344            1987      April 15, 2007   14,400,000    20,900,000
Boeing 737-3T0.............  N17345            1987      April 15, 2007   14,400,000    20,900,000
McDonnell Douglas MD-82....  N72821            1986      April 15, 2005   12,000,000    18,040,833
McDonnell Douglas MD-82....  N76823            1986      April 15, 2005   12,000,000    18,065,000
McDonnell Douglas MD-82....  N72829            1987      April 15, 2005   12,000,000    18,681,067
McDonnell Douglas MD-82....  N72830            1987      April 15, 2005   12,000,000    18,681,067
McDonnell Douglas MD-82....  N57837            1987      April 15, 2005   12,000,000    18,999,333
McDonnell Douglas MD-82....  N34838            1987      April 15, 2005   12,000,000    19,024,600
                                                                                      ------------
                                                                               Total  $278,413,900
                                                                                      ============

---------------

(1) The appraised value of each Aircraft set forth above is based upon varying assumptions and methodologies and reflects the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI"), BK Associates, Inc. ("BK") and Morten Beyer and Agnew, Inc. ("MBA") (collectively, the "Appraisers"), each determined as of March 30, 1998. Such appraised values are intended to reflect the value of the Aircraft without giving effect to current market conditions. An appraisal is only an estimate of value and should not be relied upon as a measure of current or future realizable value. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the date of the consummation of the Offering (the "Issuance Date") and certain subsequent Regular Distribution Dates. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

     The following table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the Issuance Date included in the table depreciates by 3% per year until the fifteenth year after the year of delivery of such Aircraft by the manufacturer, by 4% per year thereafter until the twentieth year after the year of such delivery and by 5% per year thereafter. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes". Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. In addition, the initial appraised value of each Aircraft was based upon the lesser of the average and the median value of each Aircraft as appraised by the Appraisers, as of the respective date of their appraisals. No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals -- The Appraisals".

     The following table also assumes that no early redemption or default in payment of principal of any Equipment Notes shall occur and that all of the Equipment Notes are purchased by the Trustees on the Issuance Date. The Equipment Notes with respect to an Aircraft are subject to redemption if an Event of Loss occurs with respect to such Aircraft or if Continental exercises its right to terminate the related Lease or to refinance the Equipment Notes and to acceleration or purchase following a Lease Event of Default under the applicable Lease. See "Description of the Equipment Notes -- Redemption".

     The following table is compiled on an aggregate basis, and it should be noted that since the Equipment Notes will not be cross-collateralized with respect to the Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for the LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table.

                            ASSUMED       CLASS A                      CLASS B                      CLASS C
                           AGGREGATE    CERTIFICATES    CLASS A      CERTIFICATES    CLASS B      CERTIFICATES    CLASS C
                            AIRCRAFT        POOL      CERTIFICATES       POOL      CERTIFICATES       POOL      CERTIFICATES
          DATE               VALUE        BALANCE         LTV          BALANCE         LTV          BALANCE         LTV
          ----             ---------    ------------  ------------   ------------  ------------   ------------  ------------
April 21, 1998..........  $278,413,900  $105,797,000    38.0  %      $38,978,000     52.0  %      $42,425,000     67.2  %
April 15, 1999..........   266,020,573   101,087,814    38.0          37,242,880     52.0          42,281,426     67.9
April 15, 2000..........   253,627,246    96,378,346    38.0          35,507,812     52.0          27,264,106     62.7
April 15, 2001..........   241,233,919    91,668,878    38.0          32,001,334     51.3          12,849,832     56.6
April 15, 2002..........   228,840,592    86,959,410    38.0          21,611,890     47.4           4,075,152     49.2
April 15, 2003..........   212,859,355    73,800,414    34.7          13,649,264     41.1                   0      NA
April 15, 2004..........   196,334,919    57,587,490    29.3           3,257,248     31.0                   0      NA
April 15, 2005..........   179,810,483    32,741,240    18.2                   0      NA                    0      NA
April 15, 2006..........    97,163,552    16,842,576    17.3                   0      NA                    0      NA
April 15, 2007..........    87,198,060             0     NA                    0      NA                    0      NA

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.


     [Diagram omitted, which shows that Continental will pay to the Loan Trustee the Lease Rental Payments, which are assigned by the Owner Trustee. From such Lease Rental Payments, the Loan Trustee will make Equipment Note Payments on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes with respect to all Aircraft to the Subordination Agent. Excess Rental Payments will be paid by the Loan Trustee to the Lessors. From such Equipment Note Payments, the Subordination Agent will pay Principal, Premium, if any, and Interest Distributions to the Pass Through Trustee for the Class A Trust, the Pass Through Trustee for the Class B Trust and the Pass Through Trustee for the Class C Trust, who will pay such Principal, Premium, if any, and Interest Distributions to the Holders of Class A Certificates, the Holders of Class B Certificates and the Holders of Class C Certificates, respectively. The Subordination Agent may also receive Advances, if any, and pay Reimbursements, if any, to the Liquidity Provider.]
---------------
(1) Each Aircraft will be subject to a separate Lease and a related Indenture.

(2) The initial amount of the Liquidity Facility for each Class of Certificates will cover three consecutive semiannual interest payments with respect to such Class.

                                  THE OFFERING

Trusts:....................  Each of the Class A Trust, the Class B Trust and
                             the Class C Trust is to be formed pursuant to the Basic Agreement and three separate Trust Supplements to be entered into between the Company and Wilmington Trust Company as trustee under each Trust. Each Trust will be a separate entity.

Certificates Offered:......  Pass Through Certificates to be issued by each
                             Trust, representing fractional undivided interests in such Trust. The Certificates to be issued by the Class A Trust, the Class B Trust and the Class C Trust in the offering contemplated hereby (the "Offering") are referred to herein as the "Class A Certificates", the "Class B Certificates" and the "Class C Certificates", respectively.

Use of Proceeds:...........  The proceeds from the sale of the Certificates offered hereby will be used by the Trustees to purchase Equipment Notes issued by each Owner Trustee to finance a portion of the purchase price of the related Aircraft.

Subordination Agent,
  Trustee and Loan
  Trustee:.................  Wilmington Trust Company will act (i) as subordination agent under the Intercreditor
                             Agreement (the "Subordination Agent"), (ii) as Trustee, paying agent and registrar for the Certificates of each Trust and (iii) as Loan Trustee, paying agent and registrar for each series of Equipment Notes.

Liquidity Provider:........  Westdeutsche Landesbank Girozentrale, acting through its New York branch (the "Liquidity
                             Provider"), will provide separate liquidity facilities for the benefit of the holders of each Class of Certificates.

Trust Property:............  The property of each Trust (the "Trust Property")
                             will include (i) subject to the Intercreditor Agreement, Equipment Notes issued on a non-recourse basis by each of the Owner Trustees in connection with each of the 14 separate leveraged lease transactions, each with respect to one Aircraft, to finance a portion of the purchase price of such Aircraft, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The Equipment Notes with respect to each Aircraft will be issued in three series under an indenture (each, an "Indenture") between the applicable Owner Trustee and the indenture trustee thereunder (the "Loan Trustee"). The Class A Trust, the Class B Trust and the Class C Trust each will acquire, pursuant to a Participation Agreement with respect to each Aircraft (the "Participation Agreements"), the series of Equipment Notes issued with respect to each of the Aircraft having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected Regular Distribution Date applicable to the Certificates to be issued by such Trust. The aggregate original principal amount of the Equipment Notes to be held in each Trust will be the same as the aggregate original face amount of the Certificates to be issued by such Trust.

Certificates;
  Denominations:...........  The Certificates of each Trust will be issued in a minimum denomination of $1,000 and in integral multiples thereof. See "Description of the Certificates -- General".

Regular Distribution
  Dates:...................  April 15 and October 15, commencing on October 15,
                             1998.

Special Distribution
  Dates:...................  Any Business Day on which a Special Payment is to be distributed.

Record Dates:..............  The fifteenth day preceding a Regular Distribution
                             Date or a Special Distribution Date.

Distributions:.............  All payments of principal, premium (if any) and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the Certificates (the "Certificateholders") of such Trust, subject to the provisions of the Intercreditor Agreement. Such payments of interest are scheduled to be received by the Trustee of each Trust on April 15 and October 15 of each year, commencing on October 15, 1998. Payments of principal of the Equipment Notes are scheduled to be received on April 15 and October 15 in certain years, commencing on April 15, 1999. Payments of principal, premium (if any) and interest resulting from the early redemption or purchase (if any) of the Equipment Notes held in any Trust will be distributed to the Certificateholders of such Trust on a Special Distribution Date after not less than 15 days' notice to such Certificateholders, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions by the Trusts upon an Indenture Default, see "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default".

Purchase Rights of
  Certificateholders:......  Upon the occurrence and during the continuation of a Triggering Event, (i) the Class B
                             Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes.

                             "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving Continental.

                             "PTC Event of Default" under each Pass Through Trust Agreement means the failure to pay: (i) the outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class or (ii) interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Accounts for such Class of Certificates, with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). The Final Maturity Date for the Class A Certificates is October 15, 2008, the Class B Certificates is April 15, 2006 and the Class C Certificates is April 15, 2004. Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates.

Equipment Notes

  (a) Interest:............  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on April 15 and October 15 of each year, commencing on October 15, 1998 and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Certificates, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Equipment Notes -- Principal and Interest Payments".

  (b) Principal:...........  Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on April 15 and October 15 in certain years, commencing on April 15, 1999 subject to the Intercreditor Agreement. See "Description of the
                             Certificates -- Pool Factors" and "Description of the Equipment Notes -- Principal and Interest Payments".

  (c) Redemption and
        Purchase:..........  (i) The Equipment Notes issued with respect to an
                             Aircraft will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by Continental under the related Lease, at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, but without any premium.

                             (ii) All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium if such redemption is made prior to the applicable date set forth below (with respect to any such Series, its "Premium Termination Date"):

                                                                                      PREMIUM
                                                                                    TERMINATION
                                     SERIES                                             DATE
                                     ------                                             ----
                                     Series A...................................   April 15, 2007
                                     Series B...................................  October 15, 2004
                                     Series C...................................  October 15, 2002

                             See "Description of the Equipment
                             Notes -- Redemption" for a description of the manner of computing such Make-Whole Premium and the circumstances under which the Equipment Notes may be so redeemed.

                             (iii) If, with respect to an Aircraft, (x) one or more Lease Events of Default have occurred and are continuing, (y) in the event of a bankruptcy proceeding involving Continental, (A) during the
                             Section 1110 Period, the trustee in such proceeding or Continental does not assume or agree to perform its obligations under the related Lease or (B) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Loan Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the purchase date, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased prior to the Premium Termination Date applicable thereto pursuant to clause (x) above when a Lease Event of Default has occurred and is continuing for less than 120 days).

  (d) Security:............  The Equipment Notes issued with respect to each
                             Aircraft will be secured by a security interest in such Aircraft and by an assignment to the related Loan Trustee of certain of the related Owner Trustee's rights under the Lease with respect to such Aircraft, including the right to receive payments of rent thereunder, with certain exceptions. The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or the Leases related thereto. There will not be cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft. See "Description of the Equipment Notes -- Security" and "-- Indenture Defaults, Notice and Waiver".

                             Although the Equipment Notes are not obligations of, or guaranteed by, Continental, the amounts unconditionally payable by Continental for lease of the Aircraft will be sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes -- General".

  (e) Section 1110
        Protection:........  The Loan Trustee with respect to each Indenture will receive an opinion of Hughes Hubbard & Reed LLP, counsel to Continental, that the Owner Trustee, as lessor under the Lease for the Aircraft subject to such Indenture, and such Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to such Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft. See "Description of the Equipment Notes -- Remedies" for a description of such opinion and certain assumptions and qualifications contained therein.

  (f) Ranking:.............  Series B Equipment Notes issued in respect of any
                             Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft, and Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft and (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft.

Delayed Purchase of
  Equipment Notes:.........  It is currently anticipated that the Equipment
                             Notes relating to all of the Aircraft will be purchased by the Trusts on the Issuance Date. Any proceeds of the issuance of the Certificates not immediately used to purchase Equipment Notes (the Equipment Notes, to the extent not purchased on the Issuance Date, the "Delayed Delivery Notes") will be held by the Trustee in an escrow account and invested in specified investments at the direction of the Company. If the Company notifies the applicable Trustee that any such proceeds will not be used to purchase Delayed Delivery Notes, or if any such proceeds are not used to purchase Delayed Delivery Notes on or before April 27, 1998, an amount equal to such unused proceeds will be distributed to the Certificateholders after at least 15 days' prior written notice following the Company's notice that such funds will not be used to purchase Delayed Delivery Notes or April 27, 1998, as the case may be. The Company will pay to the Trustee, and any such distribution with respect to Delayed Delivery Notes that will not be purchased by a Trust will include, an amount equal to the interest that would have accrued on such Delayed Delivery Notes from the Issuance Date until the date of such distribution, had such Delayed Delivery Notes been issued on the Issuance Date. No premium will be paid with respect to proceeds attributable to the nonpurchase of Delayed Delivery Notes. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

Liquidity Facilities:......  The Liquidity Provider and the Subordination Agent
                             will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with respect to each of the Trusts. Under the Liquidity Facility with respect to any Trust, the Liquidity Provider will, if necessary, make advances ("Interest Drawings") in an aggregate amount (the "Required

                             Amount") sufficient to pay interest on the Certificates of such Trust on up to three successive semiannual Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the "Stated Interest Rates"). The initial Required Amount under the Liquidity Facilities for the Class A Certificates, the Class B Certificates and the Class C Certificates, will be $10,172,382, $3,779,892 and $4,028,890, respectively. Interest Drawings under the relevant Liquidity Facility will be made promptly after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A, B or C Certificates; provided, however, that on any date the maximum amount available under the Liquidity Facility with respect to any Trust to fund any shortfall in interest due on the Certificates of such Trust will not exceed the Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class.

                             Upon each Interest Drawing under any Liquidity Facility, the Subordination Agent will be obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements (the "Liquidity Obligations") will rank pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and will rank senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings, together with any accrued interest thereon, under any Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be reinstated to the then Required Amount of such Liquidity Facility; provided that the amount will not be so reinstated if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                             "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code, (i) any payment default existing during the

                             60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy
                             Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Continental refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

                             If at any time the short-term unsecured debt rating of the Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating for any Class, then the Liquidity Facility for such Class may be replaced by a facility with a financial institution having such short term unsecured debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for such Class. If such Liquidity Facility is not replaced within ten days after notice of the downgrading, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing") and the proceeds will be deposited into a cash collateral account (the "Cash Collateral Account") for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. In addition, the Intercreditor Agreement will provide for the replacement or extension of the Liquidity Facility for any Class of Certificates if it is then scheduled to expire prior to the date that is fifteen days after the Final Maturity Date for such Class. If such Liquidity Facility cannot be so replaced or extended by the date that is 25 days prior to the then scheduled expiration date of such Liquidity Facility, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment thereunder (the "Non-Extension Drawing") and the proceeds will be deposited in the Cash Collateral Account for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. Each Liquidity Facility is scheduled to expire 364 days after the Issuance Date, from and including the Issuance Date, subject to annual extensions by mutual agreement of the Liquidity Provider and the Subordination Agent.

                             Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider (given as described in "Description of the Liquidity Facilities -- Liquidity Events of Default"), the Subordination Agent shall request a final drawing (the "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and shall hold the proceeds thereof in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such

                             Liquidity Facility would be used. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the Liquidity Provider.

                             Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility to replace the Liquidity Facility (or any prior Replacement Facility) for any Trust. If such Replacement Facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility (or prior Replacement Facility), the funds on deposit with respect to such Liquidity Facility (or prior Replacement Facility) in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

                             Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility (and any Replacement Facility) for such Trust. See "Description of the Liquidity Facilities".

Intercreditor Agreement

  (a) Subordination:.......  The Trustees, the Liquidity Provider and the
                             Subordination Agent will enter into an agreement (the "Intercreditor Agreement") which will provide as follows:

                             (i) All payments made in respect of the Equipment Notes and certain other payments will be made to the Subordination Agent, which will distribute such payments in accordance with the provisions of paragraphs (ii) and (iii) below.

                             (ii) On any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments under the related Indenture will be promptly distributed by the Subordination Agent in the following order of priority: (1) to the Liquidity Provider to the extent required to pay certain Liquidity Obligations; (2) to the Trustee for the Class A Trust (the "Class A Trustee") to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Trustee for the Class B Trust (the "Class B Trustee") to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Trustee for the Class C Trust (the "Class C Trustee") to the extent required to pay Expected Distributions on the Class C Certificates; and (5) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

                                 "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of escrowed funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the date of original issuance of the Certificates of such Class) thereafter distributed to the holders of such Certificates (instead of being used to purchase Delayed Delivery Notes) as described below under "Description of the
                                 Certificates -- Delayed Purchase of Equipment Notes" (excluding the interest component of any such distribution), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that
                                 (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (x) of the definition of Expected Distributions shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

                             (iii) Subject to the terms of the Intercreditor
                                   Agreement, upon the occurrence of a
                                   Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder; (3) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and (5) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

                             "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates and (2) the greater of:

                             (A) the difference between (x) the Pool Balance of
                                 such Certificates as of the immediately
                                 preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) less (if applicable) the aggregate amount of escrowed funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the date of original issuance of the Certificates of such Class) thereafter distributed to the holders of such Certificates (instead of being used to purchase Delayed Delivery Notes) as described below under "Description of the
                                 Certificates -- Delayed Purchase of Equipment Notes" (excluding the interest component of any such distribution), and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that
                                 (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, and

                             (B) the amount of the excess, if any, of (i) the
                                 amount described in sub-clause (A)(x) over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

                             provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

                             For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

                             "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

                             "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                             "LTV Ratio" means for the Class A Certificates 38.0%, for the Class B Certificates 52.0% and for the Class C Certificates 67.2%.

                             "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

                             "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

  (b) Intercreditor
        Rights:............  Pursuant to the Intercreditor Agreement, the
                             Trustees and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the relevant Loan Trustee will be directed
                             (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in taking, or refraining from taking, any action under such Indenture (including exercising remedies thereunder, such as acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party if an Indenture Default under such Indenture has occurred and is continuing.

                             "Controlling Party" with respect to any Indenture means: (x) the Class A Trustee; (y) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; and (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee. See "Description of the Certificates --

                             Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire Maximum Available Commitment under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the liquidity provider(s) holding more than 50% of the outstanding amount of Liquidity Obligations will have the right to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates) that their voting rights will be exercised as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment
                             Notes -- Remedies".

                             "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

                             (i)  Upon the occurrence and during the
                                  continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph (ii) below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                             (ii) So long as any Certificates are outstanding,
                                  during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

                             "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Certain Federal Income Tax
  Consequences:............  Each Trust will be classified as a grantor trust for federal income tax purposes. Each Certificate Owner generally should report on its federal income tax return its pro rata share of income from the Equipment Notes and other property held by the relevant Trust. See "Certain U.S. Federal Income Tax Consequences".

Certain ERISA
  Considerations:..........  In general, employee benefit plans subject to Title
                             I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or entities which may be deemed to hold the assets of any such Plan) will be eligible to purchase the Certificates, subject to certain conditions and the circumstances applicable to such Plans. Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                             Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See "Certain ERISA Considerations".

Rating of the
  Certificates:............  It is a condition to the issuance of the
                             Certificates that the Certificates be rated by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), not less than the ratings set forth below. The Company's ability to pay any losses on investments or interest due with respect to the funds held by the Trustees in escrow pending any delayed purchase of Equipment Notes has not been rated.

                                                                                             STANDARD
                                                     CERTIFICATES                  MOODY'S   & POOR'S
                                                     ------------                  -------   --------
                                     Class A.....................................   Aa3       AA+
                                     Class B.....................................   A2        A+
                                     Class C.....................................  Baa1       BBB

                             A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if, in the opinion of such Rating Agency, circumstances (including the downgrading of Continental or the Liquidity Provider) so warrant. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Ratings of the Certificates".

                                                                                               STANDARD
                                                                                     MOODY'S   & POOR'S
                                                                                     -------   --------
Rating of the Liquidity Provider:....  Short Term..................................   P-1      A-1+
Threshold Rating:....................  Short Term
                                       Class A Liquidity Provider..................   P-1      A-1+
                                       Class B Liquidity Provider..................   P-1      A-1+
                                       Class C Liquidity Provider..................   P-1       A-1

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data with respect to the Company. The following selected consolidated financial data for the years ended December 31, 1997, 1996 and 1995 are derived from the audited consolidated financial statements of the Company incorporated by reference in the Prospectus and the Prospectus Supplement. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, such consolidated financial statements, including the notes thereto.

                                                                YEAR ENDED DECEMBER 31,
                                                             -----------------------------
                                                             1997(1)    1996(1)    1995(1)
                                                             -------    -------    -------
                                                               (IN MILLIONS, EXCEPT PER
                                                                SHARE DATA AND RATIOS)
FINANCIAL DATA -- OPERATIONS:
Operating Revenue..........................................  $7,213     $6,360     $5,825
Operating Expenses.........................................   6,497      5,835(2)   5,440(3)
                                                             ------     ------     ------
Operating Income...........................................     716        525        385
Nonoperating Expense, net..................................     (76)       (97)       (75)(4)
                                                             ------     ------     ------
Income before Income Taxes, Minority Interest and
  Extraordinary Loss.......................................     640        428        310
Net Income.................................................  $  385     $  319     $  224
                                                             ======     ======     ======
Earnings per Common Share..................................  $ 6.65     $ 5.75     $ 4.07
                                                             ======     ======     ======
Earnings per Common Share Assuming Full Dilution...........  $ 4.99     $ 4.17     $ 3.37
                                                             ======     ======     ======
Ratio of Earnings to Fixed Charges(5)......................    2.07       1.81       1.53

                                                             YEAR ENDED DECEMBER 31,
                                                           ----------------------------
                                                            1997      1996        1995
                                                           ------    ------      ------
OPERATING DATA (JET OPERATIONS ONLY):(6)
Revenue passenger miles (millions)(7)..................    47,906    41,914      40,023
Available seat miles (millions)(8).....................    67,576    61,515      61,006
Passenger load factor(9)...............................      70.9%     68.1%       65.6%
Breakeven passenger load factor(10)....................      60.0%     60.7%(13)   60.8%
Passenger revenue per available seat mile
  (cents)(11)..........................................      9.19      8.93        8.20
Operating cost per available seat mile (cents)(12).....      9.07      8.77(13)    8.36
Average yield per revenue passenger mile (cents)(14)...     12.96     13.10       12.51
Average length of aircraft flight (miles)..............       967       896         836

                        (See footnotes on the following page.)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997        1996
                                                              ------      ------
                                                               (IN MILLIONS OF
                                                                   DOLLARS)
FINANCIAL DATA -- BALANCE SHEET:
Assets:
Cash and Cash Equivalents, including restricted cash and
  cash equivalents of $15 and $76, respectively(15).........  $1,025      $1,061
Other Current Assets........................................     703         573
Total Property and Equipment, Net...........................   2,225       1,596
Routes, Gates and Slots, Net................................   1,425       1,473
Other Assets, Net...........................................     452         503
                                                              ------      ------
          Total Assets......................................  $5,830      $5,206
                                                              ======      ======
Liabilities and Stockholders' Equity:
Current Liabilities.........................................  $2,285      $2,104
Long-Term Debt and Capital Leases...........................   1,568       1,624
Deferred Credits and Other Long-Term Liabilities............     819         594
Minority Interest(16).......................................      --          15
Continental-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust Holding Solely Convertible
  Subordinated Debentures(17)...............................     242         242
Redeemable Preferred Stock(18)..............................      --          46
Common Stockholders' Equity.................................     916         581
                                                              ------      ------
          Total Liabilities and Stockholders' Equity........  $5,830      $5,206
                                                              ======      ======

---------------
 (1) No cash dividends were paid on common stock during the periods shown.

 (2) Includes a $128 million fleet disposition charge recorded in 1996 associated primarily with the Company's decision to accelerate the replacement of its DC-9-30, DC-10-10, 727-200, 737-100, and 737-200
     aircraft. In connection with its decision to accelerate the replacement of such aircraft, the Company wrote down its Stage 2 aircraft inventory, that is not expected to be consumed through operations, to its estimated fair value and recorded a provision for costs associated with the return of leased aircraft at the end of their respective lease terms.

 (3) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.

 (4) Includes a pre-tax gain of $108 million ($30 million after tax) on the series of transactions by which the Company and its subsidiary, Continental CRS Interests, Inc., transferred certain assets and liabilities relating to the computerized reservation business of such subsidiary to a newly-formed limited liability company and the remaining assets and liabilities were sold.

 (5) For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary loss plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization on previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

 (6) Includes operating data for CMI, but does not include operating data for Express' regional jet operations or turboprop operations.

 (7) The number of scheduled miles flown by revenue passengers.

 (8) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

 (9) Revenue passenger miles divided by available seat miles.

(10) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonrecurring charges and nonoperating items and other special items.

(11) Passenger revenue divided by available seat miles.

(12) Operating expenses divided by available seat miles.

(13) Excludes a $128 million fleet disposition charge. See Note (2) for description of the fleet disposition charge.

(14) The average revenue received for each mile a revenue passenger is carried.

(15) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements.

(16) In July 1997, the Company purchased the minority interest holder's 9% interest in Air Micronesia, Inc., the parent of CMI.

(17) The sole assets of such Trust are convertible subordinated debentures, with an aggregate principal amount of $249 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(18) Continental redeemed for cash all of the outstanding shares of its Series A 12% Cumulative Preferred Stock in 1997.

                                  RISK FACTORS

     PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

RISK FACTORS RELATING TO THE COMPANY

  Leverage and Liquidity

     Continental is more leveraged and has significantly less liquidity than certain of its competitors, several of whom have substantial available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry and may not have as much flexibility to respond to changing economic conditions or to exploit new business opportunities.

     As of December 31, 1997, Continental had approximately $1.9 billion (including current maturities) of long-term debt and capital lease obligations and had approximately $1.2 billion of Continental-obligated mandatorily redeemable preferred securities of subsidiary trust and common stockholders' equity. In addition, the Equipment Notes to be issued in connection with the Offering will be carried as indebtedness on Continental's consolidated balance sheet due to Continental's 75% ownership interest in the Owner Participant with respect to the Aircraft. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 -- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). As of December 31, 1997, Continental had $1.0 billion in cash and cash equivalents (excluding restricted cash and cash equivalents of $15 million). Continental has significant encumbered assets.

     For 1997, Continental incurred cash expenditures under operating leases relating to aircraft of approximately $626 million, compared to $568 million for 1996, and $236 million relating to facilities and other rentals, compared to $210 million in 1996. Continental expects that its operating lease expenses for 1998 will increase over 1997 amounts. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See " -- Risk Factors Relating to the Airline Industry -- Regulatory Matters".

     As of March 18, 1998, the Company had firm commitments with The Boeing Company ("Boeing") to take delivery of a total of 154 jet aircraft (including 15 Boeing 737 option aircraft which were converted to 15 Boeing 737-900 firm aircraft in March 1998) during the years 1998 through 2005 with options for additional aircraft (exercisable subject to certain conditions). These aircraft will replace older, less efficient Stage 2 aircraft and allow for growth of operations. The estimated aggregate cost of the Company's firm commitments for the Boeing aircraft is approximately $6.7 billion. As of March 18, 1998, the Company had completed or had third party commitments for a total of approximately $1.6 billion in financing for its future Boeing deliveries, and had commitments or letters of intent from various sources for backstop financing for approximately one-third of the anticipated remaining acquisition cost of such Boeing deliveries. The Company currently plans on financing the new Boeing aircraft with a combination of enhanced equipment trust certificates, lease equity and other third party financing, subject to availability and market conditions. However, further financing will be needed to satisfy the Company's capital commitments for other aircraft and aircraft-related expenditures such as engines, spare parts, simulators and related items. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Deliveries of new Boeing aircraft are expected to increase aircraft rental, depreciation and interest costs while generating cost savings in the areas of maintenance, fuel and pilot training.

  Continental's History of Operating Losses

     Although Continental recorded net income of $385 million in 1997, $319 million in 1996 and $224 million in 1995, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

  Aircraft Fuel

     Since fuel costs constitute a significant portion of Continental's operating costs (approximately 13.6% and 13.3% for the years ended December 31, 1997 and 1996, respectively), significant changes in fuel costs would materially affect the Company's operating results. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company enters into petroleum option contracts to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

  Labor Matters

     In April 1997, collective bargaining agreement negotiations began with the Independent Association of Continental Pilots ("IACP") to amend both the Continental Airlines pilots contract (which became amendable in July 1997) and Express pilots contract (which became amendable in October 1997). In February 1998, a five-year collective bargaining agreement with the Continental Airlines pilots was announced by the Company and the IACP. In March 1998, Express also announced a five-year collective bargaining agreement with its pilots. These agreements are subject to ratification by the Continental and Express pilots. The Company began accruing for the increased costs of a tentative agreement reached in November 1997 in the fourth quarter of 1997. The Company estimates that such accrual will be approximately $113 million for 1998. The Company's mechanics and related employees recently voted to be represented by the International Brotherhood of Teamsters (the "Teamsters"). The Company does not believe that the Teamsters' union representation will be material to the Company. In September 1997, the Company announced that it intends to bring all employees to industry standard wages (the average of the top ten air carriers as ranked by the Department of Transportation, excluding Continental) within 36 months. The announcement further stated that wage increases will be phased in over the 36-month period as revenue, interest rates and rental rates reach industry standards. The Company estimates that the increased wages will aggregate approximately $500 million over the 36-month period.

  Certain Tax Matters

     At December 31, 1997, the Company had estimated net operating loss carryforwards ("NOLs") of $1.7 billion for federal income tax purposes that will expire through 2009 and federal investment tax credit carryforwards of $45 million that will expire through 2001. As a result of the change in ownership of the Company on April 27, 1993, the ultimate utilization of the Company's NOLs and investment tax credits could be limited. Reflecting this possible limitation, the Company recorded a valuation allowance of $617 million at December 31, 1997.

     The Company had, as of December 31, 1997, deferred tax assets aggregating $1.1 billion, including $631 million of NOLs. Realization of a substantial portion of the Company's remaining NOLs will require the completion by April 27, 1998 of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company has consummated several such transactions resulting in a $62 million reduction in reorganization value in excess of amounts allocable to identifiable assets. The Company may consummate one or more additional built-in gain transactions by April 27, 1998.

     As a result of NOLs, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $515 million of taxable income following December 31, 1997.
Section 382 of the Internal Revenue Code ("Section 382") imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change". In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term tax-exempt rate (which is 5.04% for April 1998). Any unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's annual NOL utilization would be limited to approximately $179 million per year other than through the recognition of future built-in gain transactions.

     The Company announced on January 26, 1998 that Air Partners, L.P., a limited partnership ("Air Partners"), the holder of approximately 14% of the Company's equity and approximately 51% of its voting power (after giving effect to the exercise of warrants), had entered into an agreement to dispose of its interest in the Company to an affiliate of Northwest Airlines, Inc. ("Northwest"). Based on information currently available to the Company, the Company does not believe that such disposition by Air Partners will result in an ownership change for purposes of Section 382.

  Continental Micronesia

     Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1994 and 1995 increased CMI's profitability, while a decline of the yen against the dollar in 1996 and 1997 have reduced CMI's profitability. As a result of the continued weakness of the yen against the dollar, a weak Japanese economy and increased fuel costs, CMI's operating earnings have declined during 1996 and 1997 and are not expected to improve materially absent a significant improvement in these factors.

     To reduce the potential negative impact on CMI's dollar earnings, CMI, from time to time, purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Such options historically have not had a material effect on the Company's results of operations or financial condition. Any significant and sustained decrease in traffic or yields (including due to the value of the yen) to and from Japan could materially adversely affect Continental's consolidated profitability.

  Principal Stockholder

     As of December 31, 1997, Air Partners held approximately 9% of the common equity interest and 39% of the general voting power of the Company. If all the remaining warrants held by Air Partners had been exercised on December 31, 1997, approximately 14% of the common equity interest and 51% of the general voting power of the Company would have been held by Air Partners. Various provisions in the Company's Certificate of Incorporation and Bylaws currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in the control of the Company. On January 26, 1998, the Company announced that Air Partners had entered into an agreement to dispose of its interest in the Company to an affiliate of Northwest. See "The
Company -- Recent Developments -- Continental/Northwest Alliance and Related Agreements".

  Risks Regarding Continental/Northwest Alliance

     On January 26, 1998, the Company and Northwest announced a long-term global alliance (the "Northwest Alliance") involving schedule coordination, frequent flyer reciprocity, executive lounge access, airport facility coordination, code sharing, the formation of a joint venture among the two carriers and KLM Royal Dutch Airlines ("KLM") with respect to their respective trans-Atlantic services, cooperation regarding other alliance partners of the two carriers and regional alliance development, certain coordinated sales programs, preferred reservations displays and other activities. See "The Company -- Recent
Developments -- Continental/Northwest Alliance and Related Agreements".

     Successful implementation of the alliance and the achievement and timing of the anticipated synergies by the Company are subject to certain risks and uncertainties, some of which are beyond the control of the Company, including
(a) competitive pressures, including developments with respect to existing and potential future competitive alliances; (b) customer perception of and acceptance of the alliance, including product differences and benefits provided;
(c) whether the Northwest pilots approve those aspects of the alliance requiring their approval, and the timing thereof; (d) potential adverse developments with respect to regional economic performance; (e) costs or difficulties in implementing the alliance being greater than expected, including those caused by the Company's or Northwest's workgroups; (f) contractual impediments to the implementation by the Company of certain aspects of the alliance; and (g) non-approval or delay by regulatory authorities or possible adverse regulatory decisions or changes. There can be no assurance that the alliance will be fully and timely implemented or continued, or that the anticipated synergies will not be delayed or will be achieved.

  Corporate Governance Agreement

     The Company announced on January 26, 1998 that Air Partners, the holder of approximately 14% of the Company's equity and approximately 51% of its voting power (after giving effect to the exercise of warrants), had entered into an agreement to dispose of its interest in the Company to an affiliate of Northwest (the "Air Partners Transaction"). See "The Company -- Recent Developments -- Continental/Northwest Alliance and Related Agreements". In connection with the Air Partners Transaction, the Company has entered into a corporate governance agreement with certain affiliates of Northwest, designed to assure the independence of the Company's board of directors and management during the six-year period of the governance agreement. During the term of the governance agreement, the securities of the Company beneficially owned by Northwest and its affiliates will be deposited into a voting trust and generally voted as recommended by the Company's board of directors (a majority of whom must be independent directors as defined in the agreement) or in the same proportion as the votes cast by other holders of the Company's voting securities. However, pursuant to the governance agreement, those shares may be voted as directed by the Northwest affiliate in connection with certain matters, including with respect to mergers and certain other change in control matters and the issuance of capital stock representing in excess of 20% of the voting power of the Company prior to issuance requiring a stockholder vote. In addition, in connection with the election of directors, those shares shall be voted for the election of the independent directors; provided that with respect to elections of directors in respect of which any person other than the Company is soliciting proxies, the shares may be voted, at the election of Northwest's affiliate, either as recommended by the Company's board of directors or in the same proportion as the votes cast by other holders of the Company's voting securities. As a result of the provisions of the corporate governance agreement, the ability of the Company to engage in a change in control transaction other than with Northwest or an affiliate thereof, or to issue significant amounts of capital stock under certain circumstances, is limited.

  Shareholder Litigation

     Following the announcement of the Northwest Alliance, the Air Partners Transaction and the related corporate governance agreement between the Company and certain affiliates of Northwest (collectively, the "Northwest Transaction"), to the Company's knowledge as of April 15, 1998, six separate lawsuits were filed against the Company and its Directors and certain other parties (the "Shareholder Litigation"). The complaints in the Shareholder Litigation, which were filed in the Court of Chancery of the State of Delaware in and for New Castle County and seek class certification, and which have been consolidated under the caption In re Continental Airlines, Inc. Shareholder Litigation, generally allege that the Company's Directors improperly accepted the Northwest Transaction in violation of their fiduciary duties owed to the public shareholders of the Company. They further allege that Delta Air

Lines, Inc. submitted a proposal to purchase the Company which, in the plaintiffs' opinion, was superior to the Northwest Transaction. The Shareholder Litigation seeks, inter alia, to enjoin the Northwest Transaction and the award of unspecified damages to the plaintiffs.

     While there can be no assurance that the Shareholder Litigation will not result in a delay in the implementation of any aspect of the Northwest Transaction, or the enjoining of the Northwest Transaction, the Company believes the Shareholder Litigation to be without merit and intends to defend it vigorously.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  Industry Conditions and Competition

     The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources (and in certain cases, lower cost structures), as well as smaller carriers with lower cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased subsequently, fuel costs have also increased significantly. In addition, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

     The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

  Regulatory Matters

     In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise, aging aircraft and other regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, Department of Transportation regulations and judicial decisions.

     Management believes that the Company benefited significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995. The ticket tax was reinstated on August 27, 1996, expired again on December 31, 1996 and was reinstated again on March 7, 1997. In July 1997, Congress passed tax legislation reimposing and significantly modifying the ticket tax. The legislation includes the imposition of new excise tax and segment fee tax formulas to be phased in over a multi-year period, an increase in the international departure tax and the imposition of a new arrivals tax, and the extension of the ticket tax to cover items such as the sale of frequent flyer miles. Management believes that the ticket tax has a negative impact on the Company, although neither the amount of such negative impact directly resulting from the reimposition of the ticket tax, nor the benefit previously realized by its expiration, can be precisely determined.

     Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws, regulations and amendments may be adopted or their impact, and there can be no assurance that laws, regulations and amendments currently proposed or enacted in the future will not adversely affect the Company.

  Seasonal Nature of Airline Business

     Due to the greater demand for air travel during the summer months, revenue in the airline industry in the third quarter of the year is generally significantly greater than revenue in the first quarter of the year and moderately greater than revenue in the second and fourth quarters of the year for the majority of air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, excise and similar taxes, changing levels of operations, fuel prices, foreign currency exchange rates and general economic conditions.

  Other

     While the Company has implemented a Year 2000 project to ensure that its computer systems will function properly in the year 2000 and thereafter, the Company's business is dependent upon certain governmental organizations or entities, such as the FAA, that provide essential aviation industry infrastructure. There can be no assurance that the systems of such third parties (including those of the FAA) will be modified to function properly in the year 2000 on a timely basis. The Company's business, financial condition or results of operations could be materially adversely affected by the failure of systems operated by other parties to operate properly beyond 1999. To the extent possible, the Company will be developing and executing contingency plans designed to allow continued operation in the event of failure of third parties' systems.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  Appraisals and Realizable Value of Aircraft

     Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AISI, BK and MBA, and such appraisals are based on varying assumptions and methodologies which differ among the Appraisers. The Appraisers have delivered letters summarizing their respective reports, copies of which are annexed to this Prospectus Supplement as Appendix II. See "Description of the Aircraft and the Appraisals -- The Appraisals". The appraised value of each Aircraft and, accordingly, the initial aggregate Aircraft value as referred to herein, is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals of the Appraisers. Such appraised values are intended to reflect the value of the Aircraft without giving effect to current market conditions.

     An appraisal is only an estimate of value and should not in any event be relied upon as a measure of current or future realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the supply of aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the

Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

  Priority of Distributions; Subordination

     Certain provisions of the Intercreditor Agreement, which provides for the subordination of the Class B Certificates to the Class A Certificates and the subordination of the Class C Certificates to the Class B Certificates, may result in the holders of the subordinated Classes of Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note or a Triggering Event, even if all of the Equipment Notes eventually are paid in full.

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments in respect of Equipment Notes received by the Subordination Agent will be distributed in the following order: (1) to the Liquidity Provider to the extent required to pay certain Liquidity Obligations; (2) to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; and
(5) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder; (3) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and (5) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

     Accordingly, the priority of distributions after a payment default under any Equipment Note or a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

  Control over Collateral; Sale of Collateral

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies under such Indenture (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing under such Indenture, by the Controlling Party. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the liquidity provider(s) holding more than 50% of the outstanding amount of Liquidity Obligations will have the right to elect to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates) that their voting rights will be exercised as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions described in the last sentence of this paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or any Trustee. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

     The Equipment Notes will not be cross-collateralized and, consequently, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

  Ratings of the Certificates

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated not lower than Aa3 by Moody's and AA+ by Standard & Poor's, the Class B Certificates be rated not lower than A2 by Moody's and A+ by Standard & Poor's and the Class C Certificates be rated not lower than Baa1 by Moody's and BBB by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates and of the Class C Certificates to the Class B Certificates. Continental's ability to pay any losses on investment or interest due with respect to the Certificates in excess of interest payable on the Equipment Notes and earnings on funds held by the Trustees in escrow pending delayed purchase of the Equipment Notes has not been rated.

  Absence of a Public Market for the Certificates

     Prior to the Offering of the Certificates, there has been no public market for the Certificates and neither Continental nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. Continental has been advised by the Underwriters that each of them presently intends to make a market in the Certificates, as permitted by applicable laws and regulations, after consummation of the Offering. None of the Underwriters is obligated, however, to make a market in the Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.

                                USE OF PROCEEDS

     The Aircraft are currently owned by Continental. The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by each Owner Trustee to finance a portion of the purchase price with respect to the purchase by such Owner Trustee of the applicable Aircraft. Any proceeds not used on the Issuance Date to purchase Equipment Notes will be held in escrow by the Trustees until applied to purchase Equipment Notes on or prior to April 27, 1998, and if not so applied, will be returned to the Certificateholders. See "Description of the Certificates -- Delayed Purchase of Equipment Notes". As a result of Continental's indirect 75% ownership in the initial Owner Participant, the Equipment Notes to be issued in connection with the Offering will be carried as indebtedness on Continental's consolidated balance sheet.

                                  THE COMPANY

     Continental is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by 1997 revenue passenger miles) and, together with its wholly owned subsidiaries, Continental Express, Inc. ("Express") and Continental Micronesia, Inc. ("CMI"), each a Delaware corporation, serves 191 airports worldwide. As of March 1, 1998, Continental flew to 125 domestic and 66 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly serves 10 European cities and is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Continental currently flies to seven cities in South America. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

DOMESTIC OPERATIONS

     Continental operates its domestic route system primarily through its hubs at Newark International Airport ("Newark International"), George Bush Intercontinental Airport ("Bush Intercontinental") in Houston and Hopkins International Airport ("Hopkins International") in Cleveland. In addition, as part of the Northwest Alliance, Continental's system will connect with Northwest's hubs in Minneapolis, Detroit and Memphis. See "-- Recent Developments -- Continental/Northwest Alliance and Related Agreements". The Company's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. Each of Continental's domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.

  Newark

     As of March 1, 1998, Continental operated 58% (244 departures) of the average daily jet departures (excluding regional jets) and, together with Express, 59% (354 departures) of all average daily departures (jet, regional jet and turboprop) from Newark International. Considering the three major airports serving New York City (Newark International, LaGuardia and John F. Kennedy), Continental and Express accounted for 24% of all average daily departures, while the next largest carrier, USAirways, Inc., and its commuter affiliate accounted for 15% of all average daily departures.

  Houston

     As of March 1, 1998, Continental operated 80% (333 departures) of the average daily jet departures (excluding regional jets) and, together with Express, 84% (479 departures) of all average daily departures from Bush Intercontinental. Southwest Airlines Co. ("Southwest") also has a significant share of the Houston market through Hobby Airport. Considering both Bush Intercontinental and Hobby Airport, Continental operated 58% and Southwest operated 26% of all average daily jet departures (excluding regional jets) from Houston.

  Cleveland

     As of March 1, 1998, Continental operated 55% (98 departures) of the average daily jet departures (excluding regional jets) and, together with Express, 67% (247 departures) of all average daily departures from Hopkins International. The next largest carrier, Southwest, accounted for 6% of all average daily departures.

  Continental Express

     Continental's jet service at each of its domestic hub cities is coordinated with Express, which operates new-generation turboprop aircraft and regional jets under the name "Continental Express".

The turboprop aircraft average approximately five years of age and seat 64 passengers or less while the regional jets average less than one year of age and seat 50 passengers.

     In September 1996, Express placed a firm order for 25 Embraer ERJ-145 regional jets, with options for an additional 175 aircraft exercisable through 2008. In June 1997, Express exercised its option to order 25 of such option aircraft and expects to confirm its order for an additional 25 of its remaining 150 option aircraft by August 1998. Express took delivery of 18 of the aircraft through December 31, 1997 and will take delivery of the remaining 32 aircraft through the third quarter of 1999. The Company expects to account for all of these aircraft as operating leases. Express began service with its regional jets in Cleveland in April 1997.

     As of March 1, 1998, Express served 19 destinations from Newark International (eight by regional jet), 21 destinations from Bush
Intercontinental (two by regional jet) and 36 destinations from Hopkins International (seven by regional jet). In addition, commuter feed traffic is currently provided by other code-sharing partners.

     Management believes Express' turboprop and regional jet operations complement Continental's jet operations by allowing more frequent service to small cities than could be provided economically with conventional jet aircraft and by carrying traffic that connects onto Continental's jets. In many cases, Express (and Continental) compete for such connecting traffic with commuter airlines owned by or affiliated with other major airlines operating out of the same or other cities. Express' new ERJ-145 regional jets provide greater comfort and enjoy better customer acceptance than its turboprop aircraft. These regional jets also allow Express to serve certain routes that cannot be served by turboprop aircraft.

  Domestic Carrier Alliances

     Continental has entered into and continues to develop alliances with domestic carriers:

     - On January 26, 1998, Continental announced it had entered into a long-term global alliance with Northwest. See "-- Recent
        Developments -- Continental/Northwest Alliance and Related Agreements".

     - Continental has entered into a series of agreements with America West Airlines, Inc. ("America West"), including agreements related to code-sharing and ground handling, which have created substantial benefits for both airlines. These code-sharing agreements cover 73 city-pairs and allow Continental to link additional destinations to its route network. The sharing of facilities and employees by Continental and America West in their respective key markets has resulted in significant cost savings.

     - Currently, SkyWest Airlines, Inc., a commuter operator, provides Continental access to five additional markets in California through Los Angeles.

     - Continental has entered into a code-sharing agreement with Gulfstream International Airlines, Inc. ("Gulfstream") which commenced in April 1997. Gulfstream serves as a connection for Continental passengers throughout Florida as well as five markets in the Bahamas.

     - Continental has a code-sharing arrangement with Colgan Air, Inc. which commenced in July 1997 on flights connecting in four cities in the eastern United States and offers connections for Continental passengers to ten cities in the northeastern and mid-Atlantic regions of the United States.

     - Continental and CMI entered into a cooperative marketing agreement with Hawaiian Airlines that began October 1, 1997 on flights connecting in Honolulu.

INTERNATIONAL OPERATIONS

     Continental serves destinations throughout Europe, Mexico, the Caribbean, Central and South America and has extensive operations in the western Pacific conducted by CMI. Continental's revenue from international operations has increased each of the last three years and, as measured by 1997 available seat miles, approximately 31.4% of Continental's jet operations were dedicated to international traffic. As of March 1, 1998, the Company offered 112 weekly departures to ten European cities and marketed service to six other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Recently, the Company was tentatively awarded route authority to fly to Tokyo from both its Newark and Houston hubs receiving a total of 14 frequencies per week for the two cities. Initially, the Company will use seven frequencies per week at its Newark hub with daily non-stop service scheduled to begin in November 1998. The Company will begin daily non-stop service to Tokyo from Houston in December 1998.

     The Company's Newark hub is a significant international gateway. From Newark, the Company serves 10 European and two Canadian cities, and markets service to Amsterdam, Prague and certain other destinations in Canada, the United Kingdom and Europe through code-sharing arrangements with other foreign carriers. Continental recently announced new non-stop service, subject to government approval, between Newark and Dublin and Shannon, Ireland (effective June 1998), and between Newark and Glasgow, Scotland (effective July 1998). The Company also has code-sharing agreements and joint marketing arrangements with other foreign carriers, which management believes are important to Continental's ability to compete effectively as an international airline. See "-- Foreign Carrier Alliances".

     The Company also has non-stop service to two Mexican cities, six Caribbean destinations and four South American cities from Newark. Continental recently received authority from the Department of Transportation to begin service between Newark and Santiago, Chile. The service is scheduled to begin in May 1998.

     The Company's Houston hub is the focus of its operations in Mexico and Central America. Continental currently flies from Houston to 11 cities in Mexico, every country in Central America and five cities in South America including new service from Houston to Caracas, Venezuela which commenced in December 1997. Continental recently announced four new international routes out of Houston to three cities in Mexico (Tampico, Veracruz and Merida) and Calgary, Canada, all of which are scheduled to begin in the second quarter of 1998. Continental also flies non-stop from Houston to London, Paris, Vancouver and Toronto.

  Continental Micronesia

     CMI is a United States-certificated international air carrier engaged in the business of transporting passengers, cargo and mail in the western Pacific. From its hub operations based on the island of Guam, CMI provides service to six cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong and Indonesia. Service to these Japanese cities and certain other Pacific Rim destinations is subject to a variety of regulatory restrictions limiting the ability of other carriers to service these markets.

     CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI's route system is linked to the United States market through Honolulu, which CMI serves non-stop from both Tokyo and Guam. CMI and Continental also maintain a code-sharing agreement and coordinate schedules on certain flights from the west coast of the United States to Honolulu, and from Honolulu to Guam and Tokyo, to facilitate travel from the United States into CMI's route system.

  Foreign Carrier Alliances

     Over the last decade, major United States airlines have developed and expanded alliances with foreign air carriers, generally involving adjacent terminal operations, coordinated flights, code-sharing and other joint marketing activities. Continental is the sole major United States carrier to operate a hub in the New York City area. Consequently, management believes the Company is uniquely situated to attract alliance partners from Europe, the Far East and South America and intends to aggressively pursue such alliances. The Company believes that the Northwest Alliance will enhance its ability to attract foreign alliance partners.

     Management believes that developing a network of international alliance partners will better leverage the Company's hub assets by attracting high-yield flow traffic and result in improved returns to the Company. In addition, Continental can enlarge its scope of service more rapidly and enter additional markets with lower capital and start-up costs through formation of alliances with partners as compared with entering markets independently of other carriers.

     Management has a goal of developing alliance relationships that, together with the Company's own flying, will permit expanded service through Newark and Houston to major destinations in South America, Europe and Asia. Route authorities necessary for the Company's own service to certain of these destinations are not currently available to the Company.

     Continental has implemented international code-sharing agreements with Alitalia, Air Canada, Transavia Airlines, CSA Czech Airlines, Business Air, China Airlines, EVA Airways Corporation, an airline based in Taiwan (which commenced March 30, 1998) and Virgin Atlantic Airways ("Virgin") (which commenced February 2, 1998).

     Alitalia and Continental code-share between points in the United States and Italy, with Alitalia placing its code on Continental flights between Newark and Rome and Milan, and between Newark and seven U.S. cities and Mexico City. Continental's agreement with Alitalia involves a block-space arrangement pursuant to which the carriers agree to share capacity and bear economic risk for blocks of seats on certain routes.

     Continental's agreement with Virgin is a code-share arrangement containing block-space commitments involving the carriers' Newark-London routes and eight other routes flown by Virgin between the United Kingdom and the United States.

     Continental and Air Canada (and its subsidiaries) continue to code-share on six cross-border routes under agreements that expire in April 1998, where Continental places its code on 18 Air Canada flights per day and Air Canada places its code on six Continental flights per day. Continental and Air Canada provide ground handling and other services for each other at certain locations in the United States and Canada. Continental does not anticipate renewing its agreement with Air Canada.

     In addition, the Company has also entered into joint marketing agreements with other airlines, all of which are currently subject to government approval. Some of these agreements will involve block-space provisions which management believes are important to Continental's ability to compete as an international airline. In October 1996, Continental announced a block-space agreement with Air France which contemplates a future code-share arrangement on certain flights between Newark and Charles de Gaulle Airport ("CDG") and Houston and CDG. In August 1997, Continental announced a code-share agreement with Aerolineas Centrales de Colombia.

     In connection with the Continental/Northwest Alliance, subject to government approvals, code-sharing will commence with the Company and Northwest. See "-- Recent Developments -- Continental/Northwest Alliance and Related Agreements". Many of the Company's international alliance agreements provide that a party may terminate the agreement upon a change of control of the other party. If the Air Partners Transaction is consummated, certain of the Company's international alliance partners will have the right to terminate their alliance relationship with the Company. Based on discussions with such partners, the Company believes that none of its partners will exercise such right.

     Continental recently entered into a code-share agreement with VASP, a Brazilian carrier, whereby Continental will place its code on VASP flights between Sao Paulo and both Miami and Los Angeles, as well as 13 cities in Brazil, and VASP will place its code on flights between Newark and Sao Paulo and Rio de Janeiro, as well as 19 other cities in the United States and Canada subject to government approvals. Continental's agreement with VASP involves a block-space arrangement pursuant to which VASP has agreed to purchase, and bear economic risk for, a block of seats on Continental's flights in the Newark-Brazil market.

     The Company anticipates entering into other code-sharing, joint marketing and block-space agreements in 1998, which may include the Company undertaking the financial commitment to purchase seats from other carriers.

RECENT DEVELOPMENTS

  Results of Operations for the First Quarter of 1998

     The Company reported pre-tax income of $137 million for the first quarter of 1998, as compared to $124 million for the 1997 quarter, on operating revenue of $1.85 billion for the first quarter of 1998 as compared to $1.70 billion for the 1997 quarter. After taxes, the Company reported net income of $81 million ($1.38 basic and $1.06 diluted earnings per share) for the first quarter of 1998 compared to $74 million ($1.28 basic and $.96 diluted earnings per share) in the comparable period of 1997.

  Continental/Northwest Alliance and Related Agreements

     On January 26, 1998, the Company announced that, in connection with the Air Partners Transaction, the Company had entered into a long-term global alliance with Northwest involving schedule coordination, frequent flyer reciprocity, executive lounge access, airport facility coordination, code-sharing, the formation of a joint venture among the two carriers and KLM with respect to their trans-Atlantic services, cooperation regarding other alliance partners of the two carriers and regional alliance development, certain coordinated sales programs, preferred reservations displays and other activities.

     The Northwest Alliance is expected to be phased in over a multi-year period. A significant portion of the alliance activities will commence promptly. Code-sharing will commence, subject to governmental approvals, with the Company initially placing its designator code on all of Northwest's international flights (other than its trans-Atlantic flights) and those Northwest domestic flights which create international connecting itineraries to and from Latin America. Thereafter, subject to governmental approval and approval by Northwest's pilots under their collective bargaining agreement, (i) Northwest and the Company anticipate entering into a joint venture among themselves and KLM with respect to their respective trans-Atlantic flights, (ii) Northwest anticipates placing its designator code on substantially all of the Company's other international flights, and (iii) Northwest and the Company each anticipate placing their respective designator codes on substantially all of the other carrier's domestic flights.

     The Company estimates that the alliance, when fully phased in over a three-year period, will generate in excess of $500 million in additional annual pre-tax operating income for the carriers, and anticipates that approximately 45% of such pre-tax operating income will accrue to the Company. The Company believes that a significant portion of the alliance synergies allocable to the Company can be achieved even without the activities which are subject to approval of Northwest's pilots.

     The Company also announced on January 26, 1998 that Air Partners, the holder of approximately 14% of the Company's equity and approximately 51% of its voting power (after giving effect to the exercise of warrants), had entered into an agreement to dispose of its interest in the Company to an affiliate of Northwest. The Air Partners Transaction is subject to, among other matters, governmental approval and expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The agreement also extends to an affiliate of Air Partners a right of first offer to purchase certain shares of Class A common stock of the Company to be acquired by Northwest or its affiliates if such entities intend to dispose of those securities prior to the fifth anniversary of the closing of the Air Partners Transaction.

     In connection with the Air Partners Transaction, the Company entered into a corporate governance agreement with certain affiliates of Northwest (the "Northwest Parties") designed to assure the independence of the Company's board and management during the six-year term of the governance agreement. Under the corporate governance agreement, as amended, the Northwest Parties have agreed not to beneficially own voting securities of the Company in excess of 50.1% of the fully diluted voting power of the Company's voting securities, subject to certain exceptions involving third party acquisitions or tender offers for 15% or more of the voting power of the Company's voting securities and a limited exception permitting a one-time ownership of approximately 50.4% of the fully-diluted voting power. The Northwest Parties have agreed to deposit all voting securities of the Company beneficially owned by them in a voting trust with an independent voting trustee requiring that such securities be voted (i) on all matters other than the election of directors, either as recommended by the Company's board of directors (a majority of whom must be independent directors as defined in the agreement) or in the same proportion as the votes cast by other holders of voting securities, and (ii) in the election of directors, for the election of independent directors nominated by the board of directors; provided, that in the event of a merger or similar business combination or a recapitalization, liquidation or similar transaction, a sale of all or substantially all of the Company's assets, or an issuance of voting securities which would represent more than 20% of the voting power of the Company prior to issuance, or any amendment of the Company's charter or by-laws that would materially and adversely affect Northwest, the shares may be voted as directed by the Northwest Party owning such shares, and if a third party is soliciting proxies in connection with an election of directors, the shares may be voted at the option of such Northwest Party either as recommended by the Company's board of directors or in the same proportion as the votes cast by the other holders of voting securities.

     The Northwest Parties have also agreed to certain restrictions on the transfer of voting securities owned by them, have agreed not to seek to affect or influence the Company's board of directors or the control of the management of the Company or the business, operations, affairs, financial matters or policies of the Company or to take certain other actions, and have agreed to take all actions as are necessary to cause independent directors to at all times constitute at least a majority of the Company's board of directors. The Company has agreed to cause one designee of a Northwest Party reasonably acceptable to the board of directors to be appointed to the Company's board, and has agreed to grant preemptive rights to a Northwest Party with respect to certain issuances of Class A common stock and Class B common stock. The Northwest Parties have agreed that certain specified actions, together with any material transaction between the Company and Northwest or its affiliates, including any modifications or waivers of the corporate governance agreement and the alliance agreement, may not be taken without the prior approval of a majority of the board of directors of the Company, including the affirmative vote of a majority of the independent directors. The governance agreement also provides for the Company to adopt a shareholder rights plan with reasonably customary terms and conditions, with an acquiring person threshold of 15% and with appropriate exceptions for the Northwest Parties for actions permitted by and taken in compliance with the corporate governance agreement.

     The corporate governance agreement provides that, if after three years Northwest's pilots have not consented to those portions of the alliance agreement requiring their consent and the Company, at its election, then chooses to terminate the alliance agreement, the Northwest Parties can elect either to dispose of their shares in the Company or negotiate with a committee of independent directors of the Company regarding a merger. If a merger agreement cannot be reached within six months of the establishment of the committee, certain appraisal procedures are specified. If upon completion of the appraisal procedures, Northwest is unwilling to enter into a merger agreement at the value for the shares not held by the Northwest Parties determined by such appraisal procedures, then the Northwest Parties must sell their voting securities, and if the Company and the committee are unwilling to approve a merger agreement at such value, then the corporate governance agreement (except for certain provisions requiring continuing independent directors and approval by a majority of such independent directors of material transactions between the Company and Northwest and its affiliates) will expire.

     The corporate governance agreement will otherwise expire after the sixth anniversary of the date of closing of the Air Partners Transaction, or if earlier, upon the date that the Northwest Parties cease to beneficially own voting securities representing at least 10% of the fully diluted voting power of the Company's voting securities. Upon a termination of the above described terms of the governance agreement, the Northwest Parties must nonetheless take such actions as are necessary to cause the Company's board of directors to at all times include at least five directors who are independent of and otherwise unaffiliated with Northwest or the Company and their respective affiliates, and any material transaction between the Company and Northwest or its affiliates, or relating to the governance agreement or the alliance agreement, may not be taken without prior approval thereof by a majority vote of the independent directors.

     The alliance agreement provides that if after four years the Company has not entered into a code-share with KLM or is not legally able (but for aeropolitical restrictions) to enter into a new trans-Atlantic joint venture with KLM and Northwest and place its airline code on certain Northwest flights, Northwest can elect to (i) cause good faith negotiations among the Company, KLM and Northwest as to the impact, if any, on the contribution to the joint venture resulting from the absence of the code-share, and the Company will reimburse the joint venture for the amount of any loss until it enters into a code-share with KLM, or (ii) terminate (subject to cure rights of the Company) after one year's notice any or all of such alliance agreement and any or all of the agreements contemplated thereunder.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Basic Agreement and three separate Trust Supplements. The following summary describes all material terms of the Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Certificates, the Trust Supplements and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book Entry; Delivery and Form". (Section 3.01) Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust will consist of (i) subject to the Intercreditor Agreement, Equipment Notes issued on a non-recourse basis by each of the Owner Trustees in connection with each of the 14 separate leveraged lease transactions, each with respect to one Aircraft, to finance a portion of the purchase price of such Aircraft, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. Certificates will represent fractional undivided interests in the related Trust and will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the following order: (1) to the Liquidity Provider to the extent required to pay certain Liquidity Obligations; (2) to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; and (5) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder; (3) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and (5) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     The priority of distributions after a payment default under any Equipment Note or a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would, in the aggregate, be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a Triggering Event even if all Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on April 15 and October 15 of each year, commencing on October 15, 1998. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, more than three semiannual installments of interest thereon or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Equipment Notes held in each Trust are scheduled to be received by the Trustee on April 15 and October 15 in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing on April 15, 1999. Scheduled payments of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and April 15 and October 15 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment

Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A Certificates is October 15, 2008 for the Class B Certificates is April 15, 2006 and for the Class C Certificates is April 15, 2004.

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust, subject to the Intercreditor Agreement. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"), subject to the Intercreditor Agreement. Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such Distribution Date. (Section 1.01)

     The "Pool Factor" for the Certificates issued by any Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of the Certificates of such Trust at such date by (ii) the original aggregate face amount of such Certificates. The Pool Factor for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be
1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

     As of the Issuance Date, assuming that no early redemption, purchase or default in the payment of principal of any Equipment Notes shall occur and that all of the Equipment Notes are purchased by the Trustees on or prior to April 27, 1998 as described below under "-- Delayed Purchase of Equipment Notes", the Scheduled Payments of principal of the Equipment Notes held in each Trust, and the resulting Pool Factors for each Trust after taking into account each such Scheduled Payment, will be as set forth below:

                            1998-2A                           1998-2B                           1998-2C
                             TRUST                             TRUST                             TRUST
                           EQUIPMENT         1998-2A         EQUIPMENT         1998-2B         EQUIPMENT         1998-2C
                             NOTES            TRUST            NOTES            TRUST            NOTES            TRUST
                           SCHEDULED        EXPECTED         SCHEDULED        EXPECTED         SCHEDULED        EXPECTED
                          PAYMENTS OF         POOL          PAYMENTS OF         POOL          PAYMENTS OF         POOL
          DATE             PRINCIPAL         FACTOR          PRINCIPAL         FACTOR          PRINCIPAL         FACTOR
          ----            -----------   -----------------   -----------   -----------------   -----------   -----------------
April 21, 1998..........  $        0            1.0000000    $       0            1.0000000    $       0            1.0000000
October 15, 1998........           0            1.0000000            0            1.0000000            0            1.0000000
April 15, 1999..........   4,709,186            0.9554885    1,735,120            0.9554846      143,574            0.9966158
October 15, 1999........   1,233,588            0.9438285      454,482            0.9438247    8,901,322            0.7868027
April 15, 2000..........   3,475,880            0.9109743    1,280,586            0.9109706    6,115,998            0.6426425
October 15, 2000........   1,233,588            0.8993143      454,482            0.8993106    9,476,422            0.4192736
April 15, 2001..........   3,475,880            0.8664601    3,051,996            0.8210102    4,937,852            0.3028835
October 15, 2001........   1,233,588            0.8548001    4,301,346            0.7106570    6,241,568            0.1557634
April 15, 2002..........   3,475,880            0.8219459    6,088,098            0.5544638    2,533,112            0.0960554
October 15, 2002........   3,396,090            0.7898458    4,956,546            0.4273011    4,075,152            0.0000000
April 15, 2003..........   9,762,906            0.6975662    3,006,080            0.3501787            0            0.0000000
October 15, 2003........   6,132,378            0.6396026    6,988,552            0.1708839            0            0.0000000
April 15, 2004..........  10,080,546            0.5443206    3,403,464            0.0835663            0            0.0000000
October 15, 2004........  10,601,306            0.4441164    3,257,248            0.0000000            0            0.0000000
April 15, 2005..........  14,244,944            0.3094723            0            0.0000000            0            0.0000000
October 15, 2005........   7,835,000            0.2354154            0            0.0000000            0            0.0000000
April 15, 2006..........   8,063,664            0.1591971            0            0.0000000            0            0.0000000
October 15, 2006........   8,299,592            0.0807488            0            0.0000000            0            0.0000000
April 15, 2007..........   8,542,984            0.0000000            0            0.0000000            0            0.0000000

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes -- Indenture Defaults, Notice and Waiver". Since the Equipment Notes issued under an Indenture will be held in each Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor
Agreement -- Priority of Distributions".

     With respect to each Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant, any member of the Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Default under any Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences and thereby annul any direction given by such holders or Trustee to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and
(iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 3.01)

PTC EVENT OF DEFAULT

     A "PTC Event of Default" is defined under the Pass Through Trust Agreements as the failure to pay: (i) the outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class or (ii) interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Accounts for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01) Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all

Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be validly existing under the laws of the United States or any state thereof or the District of Columbia, (b) be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Indentures, the Participation Agreements and the Leases, and any other operative documents; and (ii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. In addition, after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing. (Section 5.02; Leases, Section 13.2)

     The Basic Agreement, the Trust Supplements, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility,
(iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility, (iv) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (v) to modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, and
(vi) to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic

Agreement by more than one Trustee, provided that in each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, except that no such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (f) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of (or, with respect to any Delayed Delivery Notes as described in "-- Delayed Purchase of Equipment Notes", below, prospective purchaser of) any Equipment Notes in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of (or, with respect to any such Delayed Delivery Notes, prospective purchaser of) such Equipment Note or the Controlling Party has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of (or, with respect to any such Delayed Delivery Notes, prospective purchaser of) such Equipment Note or as Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note (or, with respect to any such Delayed Delivery Note, its commitment to acquire such Delayed Delivery Note) if a vote has been called for with respect thereto. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note (or Delayed Delivery Note) in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust and (ii) as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any relevant Equipment Note (or Delayed Delivery
Note), any Participation Agreement, any Lease or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

DELAYED PURCHASE OF EQUIPMENT NOTES

     It is currently anticipated that the Equipment Notes relating to all of the Aircraft will be purchased by the Trusts on the Issuance Date. In the event that on the Issuance Date any portion of the proceeds from the sale of the Certificates is not used to purchase the Equipment Notes issuable under any Indenture, such Delayed Delivery Notes may be purchased by the Trustees at any time on or prior to April 27, 1998. In such event, the Trustees will deposit in an escrow account to be maintained as part of the related Trust such proceeds not used to purchase Equipment Notes pending the purchase of such Delayed Delivery Notes. Such proceeds will be invested in certain specified investments at the direction of the Company, and the Company will be responsible for any losses of principal with respect to such investments. Any earnings on such investments received from time to time by the applicable Trustee shall be promptly distributed to the Company. If the Company notifies the applicable Trustee that any such proceeds will not be used to purchase Delayed Delivery Notes, or if any proceeds of the issuance of the Certificates are not used to purchase Delayed Delivery Notes on or before April 27, 1998, an amount equal to such unused proceeds will be distributed to the Certificateholders after at least 15 days' prior written notice following the Company's notice that such funds will not be used to purchase Delayed Delivery Notes or April 27, 1998, as the case may be. The Company will pay to the Trustee, and any such distribution with respect to Delayed Delivery Notes that will not be purchased by a Trust will include, an amount equal to the interest that would have accrued on such Delayed Delivery Notes from the Issuance Date until the date of such distribution, had such Delayed Delivery Notes been issued on the Issuance Date. No premium will be paid with respect to proceeds attributable to the nonpurchase of Delayed Delivery Notes. On the first Regular Distribution Date the Company will pay to the Trustee of each Trust an amount equal to the interest that would have accrued on any Delayed Delivery Notes, if any, purchased after the Issuance Date, if such Delayed Delivery Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Delayed Delivery Notes by such Trustee. (Section 2.02(b))

THE TRUSTEES

     The Trustee for each Trust will be Wilmington Trust Company.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates.

DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Cedel Bank societe anonyme. See "Description of the Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The Liquidity Provider will enter into a separate Liquidity Facility with the Subordination Agent with respect to the Certificates of each of the Trusts pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Westdeutsche Landesbank Girozentrale, acting through its New York branch, is the initial Liquidity Provider for each of the Trusts, it may be replaced by one or more other entities with respect to such Trusts under certain circumstances. Therefore, the liquidity provider for each Trust may differ.

DRAWINGS

     The initial amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust will be $10,172,382, $3,779,892, and $4,028,890, respectively. Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity

Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

     Each payment by the Liquidity Provider under each Liquidity Facility reduces by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities,
Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     If at any time the short-term unsecured debt rating of the Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating for any Class, then the Liquidity Facility for such Class may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility within ten days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the initial liquidity provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A Liquidity Facility and the Class B Liquidity Facility, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class C Liquidity Facility.

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) 364 days after the Issuance Date (counting from, and including, the Issuance

Date); (ii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement of the Liquidity Provider and the Subordination Agent.

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust, if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request the Non-Extension Drawing in an amount equal to the then Maximum Available Commitment thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement,
Section 3.6(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the liquidity facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility. After a Downgrade Drawing the Liquidity Provider may arrange for a replacement liquidity provider to issue and deliver a Replacement Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Liquidity Provider. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Sections 3.6(c) and (e))

     The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider (given as described in "-- Liquidity Events of Default"), the Subordination Agent shall request a Final Drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 1.75% per annum, and thereafter, at LIBOR for the applicable interest period plus 1.75% per annum, provided that, in the case of the Final Drawing, the Subordination Agent may convert the Final Drawing into a Drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an Interest Period for such Drawing; provided, further, that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period of time comparable to such interest period.

     The amount drawn under any Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows: (i) such amount will be released on any Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. A Downgrade Drawing under any of the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (x) subject to clause (z) below, during the period from the date of its borrowing to (but excluding) the then scheduled expiration date of such Liquidity Facility, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus .325% per annum (until the first anniversary of the Issuance Date) or .35% per annum (after the first anniversary of the Issuance Date) on the outstanding amount from time to time of such Downgrade Drawing (excluding any portion thereof applied to the payment of interest on the Certificates), (y) subject to clause (z) below, from and after the then scheduled expiration date of such Liquidity Facility, at a rate equal to LIBOR for the applicable interest period plus .40% per annum on the outstanding amount from time to time of such Downgrade Drawing, and (z) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the third preceding paragraph, the Base Rate) plus 1.75% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. A Non-Extension Drawing under any of the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (1) during the period from the date of its borrowing to (but excluding) the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period plus .40% per annum on the outstanding amount from time to time of such Non-Extension Drawing, and (2) thereafter, at a rate equal to LIBOR for the applicable interest period (or, as described in the third preceding paragraph, the Base Rate) plus 1.75% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.06 and 3.07)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes and (ii) certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice") the effect of which will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder, (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iv) all amounts owing to the Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider for each Trust will be Westdeutsche Landesbank Girozentrale, a public law banking institution organized under the laws of North Rhine-Westphalia, Germany, acting through its New York branch. Westdeutsche Landesbank Girozentrale has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

INTERCREDITOR RIGHTS

  Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes), so long as no Indenture Default

(which has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Default under such Indenture (which has not been cured by the applicable Owner Trustee or Owner Participant), in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including exercising remedies thereunder or with respect to such Equipment Notes (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party, subject to the limitations described below. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     "Controlling Party" with respect to any Indenture means: (x) the Class A Trustee; (y) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; and (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire Maximum Available Commitment under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the liquidity provider(s) holding more than 50% of the outstanding amount of Liquidity Obligations will have the right to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

  Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to an Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))

PRIORITY OF DISTRIBUTIONS

     On any Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments under the related Indenture will be promptly distributed by the Subordination Agent in the following order of priority:

          (i) to the Liquidity Provider to the extent required to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses");

          (ii) to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

          (iii) to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to clauses (i) and (ii) above) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

          (iv) to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

          (v) to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

          (vi) to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; and

          (vii) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of escrowed funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the date of original issuance of the Certificates of such Class) thereafter distributed to the holders of such Certificates (instead of being used to purchase Delayed Delivery Notes) as described below under "Description of the Certificates -- Delayed Purchase of Equipment Notes" (excluding the interest component of any such distribution), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that
(i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (x) of the definition of Expected Distributions shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          (i) to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or the Trust Indenture Estate under (and as defined in) any Indenture (collectively, the "Administration Expenses");

          (ii) to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

          (iii) to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

          (iv) to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause (iv) is applicable);

          (v) to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

          (vi) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates;

          (vii) to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and

          (viii) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) less (if applicable) the aggregate amount of escrowed funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the date of original issuance of the Certificates of such Class) thereafter distributed to the holders of such Certificates (instead of being used to purchase Delayed Delivery Notes) as described below under "Description of the Certificates -- Delayed Purchase of Equipment Notes" (excluding the interest component of any such distribution), and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, and

          (B) the amount of the excess, if any, of (i) the amount described in sub-clause (A)(x), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 38.0%, for the Class B Certificates 52.0% and for the Class C Certificates 67.2%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Lease, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustee(s) and shall vote or consent in accordance with the directions of such Trustee(s) and (ii) if any Indenture Default (which has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease. (Intercreditor Agreement, Section 9.1(b))

THE SUBORDINATION AGENT

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of eight Boeing 737-3T0 aircraft manufactured in 1987 and six McDonnell Douglas MD-82 aircraft, two manufactured in 1986 and four in 1987. All of the Aircraft are currently owned by Continental. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  Boeing 737-3T0 Aircraft

     The Boeing 737-3T0 aircraft is a medium-range aircraft with a seating capacity of approximately 128 passengers (2-class). The Boeing 737-3T0 Aircraft are powered by two CFM International, Inc. CFM56-3B-1 engines. Approximately 1,042 Boeing 737-300 series aircraft have been delivered to its customers as of March 1, 1998 (as provided by Boeing).

  McDonnell Douglas MD-82 Aircraft

     The McDonnell Douglas MD-82 aircraft is a medium-range aircraft with a seating of approximately 141 passengers (2-class). The McDonnell Douglas MD-82 Aircraft are powered by two Pratt & Whitney JT8D-217A engines. Approximately 1,159 McDonnell Douglas MD-80 series (MD-81, MD-82 and MD-83) aircraft have been delivered to its customers as of March 1, 1998 (as provided by Boeing).

THE APPRAISALS

     The table below sets forth the appraised values and certain additional information regarding the Aircraft.

                                       AIRCRAFT                                                APPRAISED VALUE
                                     REGISTRATION     YEAR OF     MANUFACTURER'S   ---------------------------------------
    AIRCRAFT TYPE       ENGINE TYPE     NUMBER      MANUFACTURE   SERIAL NUMBER       AISI           BK            MBA
    -------------       -----------  ------------   -----------   --------------   -----------   -----------   -----------
Boeing 737-3T0........  CFM56-3B-1   N14336            1987           23574        $21,000,000   $20,900,000   $20,480,000
Boeing 737-3T0........  CFM56-3B-1   N14337            1987           23575         21,000,000    20,900,000    20,480,000
Boeing 737-3T0........  CFM56-3B-1   N59338            1987           23576         21,000,000    20,900,000    20,630,000
Boeing 737-3T0........  CFM56-3B-1   N14341            1987           23579         21,000,000    20,900,000    20,792,000
Boeing 737-3T0........  CFM56-3B-1   N14342            1987           23580         21,000,000    20,900,000    20,792,000
Boeing 737-3T0........  CFM56-3B-1   N39343            1987           23581         21,000,000    20,900,000    20,792,000
Boeing 737-3T0........  CFM56-3B-1   N17344            1987           23582         21,000,000    20,900,000    20,870,000
Boeing 737-3T0........  CFM56-3B-1   N17345            1987           23583         21,000,000    20,900,000    20,870,000
McDonnell Douglas
  MD-82...............  JT8D-217A    N72821            1986           49481         18,260,000    16,500,000    19,362,500
McDonnell Douglas
  MD-82...............  JT8D-217A    N76823            1986           49483         18,260,000    16,500,000    19,435,000
McDonnell Douglas
  MD-82...............  JT8D-217A    N72829            1987           49489         19,110,000    17,050,000    19,883,200
McDonnell Douglas
  MD-82...............  JT8D-217A    N72830            1987           49490         19,110,000    17,050,000    19,883,200
McDonnell Douglas
  MD-82...............  JT8D-217A    N57837            1987           49582         19,110,000    17,550,000    20,338,000
McDonnell Douglas
  MD-82...............  JT8D-217A    N34838            1987           49634         19,110,000    17,550,000    20,413,800

     The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AISI, BK and MBA, each as of March 30, 1998. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. Such appraised values are intended to reflect the value of the Aircraft without giving effect to current market conditions. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value and should not be relied upon as a measure of current or future realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements and the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements" and, collectively with such other instruments, the "Operative Agreements") set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements and the Trust Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement applicable to each Aircraft.

GENERAL

     The Equipment Notes will be issued in three series with respect to each Aircraft, under a separate Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the owner participant who will be the beneficial owner of such Aircraft (the "Owner Participant"), and Wilmington Trust Company, as Loan Trustee. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

     The related Owner Trustee will lease each Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Aircraft. Under each Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Aircraft. The Equipment Notes are not, however, direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease will be general obligations of Continental.

SUBORDINATION

     Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft, and Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft and (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes will be held in each of the Trusts, are as follows:

       AIRCRAFT          TRUST 1998-2A       TRUST 1998-2B       TRUST 1998-2C
     REGISTRATION          EQUIPMENT           EQUIPMENT           EQUIPMENT
        NUMBER               NOTES               NOTES               NOTES             TOTAL
     ------------        -------------       -------------       -------------      ------------
N14336................   $  7,928,750         $ 2,921,125         $ 3,550,125       $ 14,400,000
N14337................      7,928,750           2,921,125           3,550,125         14,400,000
N59338................      7,928,750           2,921,125           3,550,125         14,400,000
N14341................      7,928,750           2,921,125           3,550,125         14,400,000
N14342................      7,928,750           2,921,125           3,550,125         14,400,000
N39343................      7,928,750           2,921,125           3,550,125         14,400,000
N17344................      7,928,750           2,921,125           3,550,125         14,400,000
N17345................      7,928,750           2,921,125           3,550,125         14,400,000
N72821................      7,061,167           2,601,500           2,337,333         12,000,000
N76823................      7,061,167           2,601,500           2,337,333         12,000,000
N72829................      7,061,167           2,601,500           2,337,333         12,000,000
N72830................      7,061,167           2,601,500           2,337,333         12,000,000
N57837................      7,061,167           2,601,500           2,337,333         12,000,000
N34838................      7,061,165           2,601,500           2,337,335         12,000,000
                         ------------         -----------         -----------       ------------
          Total.......   $105,797,000         $38,978,000         $42,425,000       $187,200,000
                         ============         ===========         ===========       ============

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 15 and October 15 of each year, commencing on October 15, 1998. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of the Equipment Notes purchased by each Trust will be payable as set forth in Appendix III to this Prospectus Supplement.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Lease, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

     If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus, in the case of any series of Equipment Notes, if such redemption is made prior to the Premium Termination Date applicable to such series, a Make-Whole Premium. (Indentures, Section 2.10(b)) See " -- The Leases -- Lease Termination".

     All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 11 of the applicable Participation Agreement at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus, in the case of any series of Equipment Notes, if such redemption is made prior to the Premium Termination Date applicable to such series, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to an Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12).

     If, with respect to an Aircraft, (x) one or more Lease Events of Default have occurred and are continuing, (y) in the event of a bankruptcy proceeding involving Continental, (A) during the Section 1110 Period, the trustee in such proceeding or Continental does not assume or agree to perform its obligations under the related Lease or (B) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Loan Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the purchase date, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased prior to the Premium Termination Date applicable thereto pursuant to clause (x) above when a Lease Event of Default has occurred and is continuing for less than 120 days). (Indentures, Section 2.13)

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment

Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Aircraft will be secured by
(i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, and (ii) a mortgage to such Loan Trustee of such Aircraft, subject to the rights of Continental under such Lease. Unless and until an Indenture Default has occurred and is continuing, the Loan Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Indentures, Granting Clause) The Equipment Notes will not be cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in " -- The Leases -- Events of Loss") or the Leases related thereto.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee, in investments described in the related Indenture. (Indentures, Section 5.09)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables titled "Loan to Value Ratios" set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the Issuance Date and the specified Regular Distribution Dates obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined, in the case of Regular Distribution Dates, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes. Differences may occur due to rounding.

     The tables contain forward-looking information that is based on the assumption that the value of each Aircraft included in the Assumed Aircraft Value opposite the Issuance Date depreciates by 3% per year until the fifteenth year after the year of delivery of such Aircraft by the manufacturer, by 4% per year thereafter until the twentieth year after the year of such delivery and by 5% per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

  Loan to Value Ratios

                       AIRCRAFT REGISTRATION NUMBER N14336    AIRCRAFT REGISTRATION NUMBER N14337
                       ------------------------------------   ------------------------------------
                        EQUIPMENT                              EQUIPMENT
                          NOTE        ASSUMED      LOAN TO       NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE     OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO       BALANCE       VALUE        RATIO
        ----           -----------    --------     -------    -----------    --------     -------
April 21, 1998.......  $14,400,000   $20,793,333     69.25%   $14,400,000   $20,793,333     69.25%
October 15, 1998.....  14,400,000    20,793,333      69.25    14,400,000    20,793,333      69.25
April 15, 1999.......  13,910,265    19,862,289      70.03    13,910,265    19,862,289      70.03
October 15, 1999.....  13,212,472    19,862,289      66.52    13,212,472    19,862,289      66.52
April 15, 2000.......  12,495,033    18,931,244      66.00    12,495,033    18,931,244      66.00
October 15, 2000.....  11,757,325    18,931,244      62.11    11,757,325    18,931,244      62.11
April 15, 2001.......  10,998,705    18,000,199      61.10    10,998,705    18,000,199      61.10
October 15, 2001.....  10,218,509    18,000,199      56.77    10,218,509    18,000,199      56.77
April 15, 2002.......   9,416,052    17,069,154      55.16     9,416,052    17,069,154      55.16
October 15, 2002.....   8,590,629    17,069,154      50.33     8,590,629    17,069,154      50.33
April 15, 2003.......   7,741,508    15,827,761      48.91     7,741,508    15,827,761      48.91
October 15, 2003.....   6,867,939    15,827,761      43.39     6,867,939    15,827,761      43.39
April 15, 2004.......   5,969,145    14,586,368      40.92     5,969,145    14,586,368      40.92
October 15, 2004.....   5,044,326    14,586,368      34.58     5,044,326    14,586,368      34.58
April 15, 2005.......   4,092,655    13,344,975      30.67     4,092,655    13,344,975      30.67
October 15, 2005.....   3,113,280    13,344,975      23.33     3,113,280    13,344,975      23.33
April 15, 2006.......   2,105,322    12,103,582      17.39     2,105,322    12,103,582      17.39
October 15, 2006.....   1,067,873    12,103,582       8.82     1,067,873    12,103,582       8.82
April 15, 2007.......           0    10,862,189         NA             0    10,862,189         NA

                       AIRCRAFT REGISTRATION NUMBER N59338
                       ------------------------------------
                        EQUIPMENT
                          NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO
        ----           -----------    --------     -------
April 21, 1998.......  $14,400,000   $20,843,333      69.09%
October 15, 1998.....  14,400,000    20,843,333       69.09
April 15, 1999.......  13,910,265    19,910,050       69.87
October 15, 1999.....  13,212,472    19,910,050       66.36
April 15, 2000.......  12,495,033    18,976,766       65.84
October 15, 2000.....  11,757,325    18,976,766       61.96
April 15, 2001.......  10,998,705    18,043,483       60.96
October 15, 2001.....  10,218,509    18,043,483       56.63
April 15, 2002.......   9,416,052    17,110,199       55.03
October 15, 2002.....   8,590,629    17,110,199       50.21
April 15, 2003.......   7,741,508    15,865,821       48.79
October 15, 2003.....   6,867,939    15,865,821       43.29
April 15, 2004.......   5,969,145    14,621,443       40.82
October 15, 2004.....   5,044,326    14,621,443       34.50
April 15, 2005.......   4,092,655    13,377,065       30.59
October 15, 2005.....   3,113,280    13,377,065       23.27
April 15, 2006.......   2,105,322    12,132,687       17.35
October 15, 2006.....   1,067,873    12,132,687        8.80
April 15, 2007.......           0    10,888,308          NA

                       AIRCRAFT REGISTRATION NUMBER N14341    AIRCRAFT REGISTRATION NUMBER N14342
                       ------------------------------------   ------------------------------------
                        EQUIPMENT                              EQUIPMENT
                          NOTE        ASSUMED      LOAN TO       NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE     OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO       BALANCE       VALUE        RATIO
        ----           -----------    --------     -------    -----------    --------     -------
April 21, 1998.......  $14,400,000   $20,897,333     68.91%   $14,400,000   $20,897,333     68.91%
October 15, 1998.....  14,400,000    20,897,333      68.91    14,400,000    20,897,333      68.91
April 15, 1999.......  13,910,265    19,961,632      69.69    13,910,265    19,961,632      69.69
October 15, 1999.....  13,212,472    19,961,632      66.19    13,212,472    19,961,632      66.19
April 15, 2000.......  12,495,033    19,025,930      65.67    12,495,033    19,025,930      65.67
October 15, 2000.....  11,757,325    19,025,930      61.80    11,757,325    19,025,930      61.80
April 15, 2001.......  10,998,705    18,090,229      60.80    10,998,705    18,090,229      60.80
October 15, 2001.....  10,218,509    18,090,229      56.49    10,218,509    18,090,229      56.49
April 15, 2002.......   9,416,052    17,154,527      54.89     9,416,052    17,154,527      54.89
October 15, 2002.....   8,590,629    17,154,527      50.08     8,590,629    17,154,527      50.08
April 15, 2003.......   7,741,508    15,906,925      48.67     7,741,508    15,906,925      48.67
October 15, 2003.....   6,867,939    15,906,925      43.18     6,867,939    15,906,925      43.18
April 15, 2004.......   5,969,145    14,659,323      40.72     5,969,145    14,659,323      40.72
October 15, 2004.....   5,044,326    14,659,323      34.41     5,044,326    14,659,323      34.41
April 15, 2005.......   4,092,655    13,411,721      30.52     4,092,655    13,411,721      30.52
October 15, 2005.....   3,113,280    13,411,721      23.21     3,113,280    13,411,721      23.21
April 15, 2006.......   2,105,322    12,164,119      17.31     2,105,322    12,164,119      17.31
October 15, 2006.....   1,067,873    12,164,119       8.78     1,067,873    12,164,119       8.78
April 15, 2007.......           0    10,916,517         NA             0    10,916,517         NA

                       AIRCRAFT REGISTRATION NUMBER N39343
                       ------------------------------------
                        EQUIPMENT
                          NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO
        ----           -----------    --------     -------
April 21, 1998.......  $14,400,000   $20,897,333      68.91%
October 15, 1998.....  14,400,000    20,897,333       68.91
April 15, 1999.......  13,910,265    19,961,632       69.69
October 15, 1999.....  13,212,472    19,961,632       66.19
April 15, 2000.......  12,495,033    19,025,930       65.67
October 15, 2000.....  11,757,325    19,025,930       61.80
April 15, 2001.......  10,998,705    18,090,229       60.80
October 15, 2001.....  10,218,509    18,090,229       56.49
April 15, 2002.......   9,416,052    17,154,527       54.89
October 15, 2002.....   8,590,629    17,154,527       50.08
April 15, 2003.......   7,741,508    15,906,925       48.67
October 15, 2003.....   6,867,939    15,906,925       43.18
April 15, 2004.......   5,969,145    14,659,323       40.72
October 15, 2004.....   5,044,326    14,659,323       34.41
April 15, 2005.......   4,092,655    13,411,721       30.52
October 15, 2005.....   3,113,280    13,411,721       23.21
April 15, 2006.......   2,105,322    12,164,119       17.31
October 15, 2006.....   1,067,873    12,164,119        8.78
April 15, 2007.......           0    10,916,517          NA

                       AIRCRAFT REGISTRATION NUMBER N17344    AIRCRAFT REGISTRATION NUMBER N17345
                       ------------------------------------   ------------------------------------
                        EQUIPMENT                              EQUIPMENT
                          NOTE        ASSUMED      LOAN TO       NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE     OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO       BALANCE       VALUE        RATIO
        ----           -----------    --------     -------    -----------    --------     -------
April 21, 1998.......  $14,400,000   $20,900,000     68.90%   $14,400,000   $20,900,000     68.90%
October 15, 1998.....  14,400,000    20,900,000      68.90    14,400,000    20,900,000      68.90
April 15, 1999.......  13,910,265    19,964,179      69.68    13,910,265    19,964,179      69.68
October 15, 1999.....  13,212,472    19,964,179      66.18    13,212,472    19,964,179      66.18
April 15, 2000.......  12,495,033    19,028,358      65.67    12,495,033    19,028,358      65.67
October 15, 2000.....  11,757,325    19,028,358      61.79    11,757,325    19,028,358      61.79
April 15, 2001.......  10,998,705    18,092,537      60.79    10,998,705    18,092,537      60.79
October 15, 2001.....  10,218,509    18,092,537      56.48    10,218,509    18,092,537      56.48
April 15, 2002.......   9,416,052    17,156,716      54.88     9,416,052    17,156,716      54.88
October 15, 2002.....   8,590,629    17,156,716      50.07     8,590,629    17,156,716      50.07
April 15, 2003.......   7,741,508    15,908,955      48.66     7,741,508    15,908,955      48.66
October 15, 2003.....   6,867,939    15,908,955      43.17     6,867,939    15,908,955      43.17
April 15, 2004.......   5,969,145    14,661,194      40.71     5,969,145    14,661,194      40.71
October 15, 2004.....   5,044,326    14,661,194      34.41     5,044,326    14,661,194      34.41
April 15, 2005.......   4,092,655    13,413,433      30.51     4,092,655    13,413,433      30.51
October 15, 2005.....   3,113,280    13,413,433      23.21     3,113,280    13,413,433      23.21
April 15, 2006.......   2,105,322    12,165,672      17.31     2,105,322    12,165,672      17.31
October 15, 2006.....   1,067,873    12,165,672       8.78     1,067,873    12,165,672       8.78
April 15, 2007.......           0    10,917,910         NA             0    10,917,910         NA

                       AIRCRAFT REGISTRATION NUMBER N72821
                       ------------------------------------
                        EQUIPMENT
                          NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO
        ----           -----------    --------     -------
April 21, 1998.......  $12,000,000   $18,040,833      66.52
October 15, 1998.....  12,000,000    17,233,035       69.63
April 15, 1999.......  11,555,000    17,233,035       67.05
October 15, 1999.....  10,720,492    16,425,236       65.27
April 15, 2000.......   9,865,000    16,425,236       60.06
October 15, 2000.....   8,987,862    15,617,438       57.55
April 15, 2001.......   8,088,401    15,617,438       51.79
October 15, 2001.....   7,165,912    14,809,639       48.39
April 15, 2002.......   6,219,673    14,809,639       42.00
October 15, 2002.....   5,248,939    13,732,575       38.22
April 15, 2003.......   4,252,936    13,732,575       30.97
October 15, 2003.....   3,230,873    12,655,510       25.53
April 15, 2004.......   2,181,930    12,655,510       17.24
October 15, 2004.....   1,105,263    11,578,445        9.55
April 15, 2005.......           0    11,578,445          NA
October 15, 2005.....           0             0          NA
April 15, 2006.......           0             0          NA
October 15, 2006.....           0             0          NA
April 15, 2007.......           0             0          NA

                       AIRCRAFT REGISTRATION NUMBER N76823    AIRCRAFT REGISTRATION NUMBER N72829
                       ------------------------------------   ------------------------------------
                        EQUIPMENT                              EQUIPMENT
                          NOTE        ASSUMED      LOAN TO       NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE     OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO       BALANCE       VALUE        RATIO
        ----           -----------    --------     -------    -----------    --------     -------
April 21, 1998.......  $12,000,000   $18,065,000     66.43%   $12,000,000   $18,681,067     64.24%
October 15, 1998.....  12,000,000    17,256,119      69.54    12,000,000    18,681,067      64.24
April 15, 1999.......  11,555,000    17,256,119      66.96    11,555,000    17,844,601      64.75
October 15, 1999.....  10,720,492    16,447,239      65.18    10,720,492    17,844,601      60.08
April 15, 2000.......   9,865,000    16,447,239      59.98     9,865,000    17,008,135      58.00
October 15, 2000.....   8,987,862    15,638,358      57.47     8,987,862    17,008,135      52.84
April 15, 2001.......   8,088,401    15,638,358      51.72     8,088,401    16,171,670      50.02
October 15, 2001.....   7,165,912    14,829,478      48.32     7,165,912    16,171,670      44.31
April 15, 2002.......   6,219,673    14,829,478      41.94     6,219,673    15,335,204      40.56
October 15, 2002.....   5,248,939    13,750,970      38.17     5,248,939    15,335,204      34.23
April 15, 2003.......   4,252,936    13,750,970      30.93     4,252,936    14,219,916      29.91
October 15, 2003.....   3,230,873    12,672,463      25.50     3,230,873    14,219,916      22.72
April 15, 2004.......   2,181,930    12,672,463      17.22     2,181,930    13,104,629      16.65
October 15, 2004.....   1,105,263    11,593,955       9.53     1,105,263    13,104,629       8.43
April 15, 2005.......           0    11,593,955         NA             0    11,989,341         NA

                       AIRCRAFT REGISTRATION NUMBER N72830
                       ------------------------------------
                        EQUIPMENT
                          NOTE        ASSUMED      LOAN TO
                       OUTSTANDING    AIRCRAFT      VALUE
        DATE             BALANCE       VALUE        RATIO
        ----           -----------    --------     -------
April 21, 1998.......  $12,000,000   $18,681,067      64.24%
October 15, 1998.....  12,000,000    18,681,067       64.24
April 15, 1999.......  11,555,000    17,844,601       64.75
October 15, 1999.....  10,720,492    17,844,601       60.08
April 15, 2000.......   9,865,000    17,008,135       58.00
October 15, 2000.....   8,987,862    17,008,135       52.84
April 15, 2001.......   8,088,401    16,171,670       50.02
October 15, 2001.....   7,165,912    16,171,670       44.31
April 15, 2002.......   6,219,673    15,335,204       40.56
October 15, 2002.....   5,248,939    15,335,204       34.23
April 15, 2003.......   4,252,936    14,219,916       29.91
October 15, 2003.....   3,230,873    14,219,916       22.72
April 15, 2004.......   2,181,930    13,104,629       16.65
October 15, 2004.....   1,105,263    13,104,629        8.43
April 15, 2005.......           0    11,989,341          NA

                                  AIRCRAFT REGISTRATION NUMBER N57837         AIRCRAFT REGISTRATION NUMBER N34838
                                 --------------------------------------      --------------------------------------
                                  EQUIPMENT                                   EQUIPMENT
                                    NOTE          ASSUMED       LOAN TO         NOTE          ASSUMED       LOAN TO
                                 OUTSTANDING     AIRCRAFT        VALUE       OUTSTANDING     AIRCRAFT        VALUE
             DATE                  BALANCE         VALUE         RATIO         BALANCE         VALUE         RATIO
             ----                -----------    -----------     -------      -----------    -----------     -------
April 21, 1998.................  $12,000,000    $18,999,333      63.16%      $12,000,000    $19,024,600      63.08%
October 15, 1998...............   12,000,000     18,185,076      65.99        12,000,000     18,209,260      65.90
April 15, 1999.................   11,555,000     18,185,076      63.54        11,555,000     18,209,260      63.46
October 15, 1999...............   10,720,492     17,370,819      61.72        10,720,492     17,393,920      61.63
April 15, 2000.................    9,865,000     17,370,819      56.79         9,865,000     17,393,920      56.72
October 15, 2000...............    8,987,862     16,556,562      54.29         8,987,862     16,578,580      54.21
April 15, 2001.................    8,088,401     16,556,562      48.85         8,088,399     16,578,580      48.79
October 15, 2001...............    7,165,912     15,742,305      45.52         7,165,910     15,763,240      45.46
April 15, 2002.................    6,219,673     15,742,305      39.51         6,219,671     15,763,240      39.46
October 15, 2002...............    5,248,939     14,928,048      35.16         5,248,937     14,947,900      35.11
April 15, 2003.................    4,252,936     14,928,048      28.49         4,252,934     14,947,900      28.45
October 15, 2003...............    3,230,873     13,842,371      23.34         3,230,871     13,860,780      23.31
April 15, 2004.................    2,181,930     13,842,371      15.76         2,181,928     13,860,780      15.74
October 15, 2004...............    1,105,263     12,756,695       8.66         1,105,261     12,773,660       8.65
April 15, 2005.................            0     12,756,695         NA                 0     12,773,660         NA

LIMITATION OF LIABILITY

     The Equipment Notes are not direct obligations of, or guaranteed by, Continental, any Owner Participant or the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Continental under the Lease with respect to such Aircraft).

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. No Owner Participant will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Loan Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include: (a) the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) to pay any interest or principal or premium, if any, when due under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity) to discharge certain liens that continue after notice and specified cure periods,
(d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods,
(e) failure by the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period) or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant. (Indentures, Section 4.02) There will not be cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If Continental fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to the related Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease that can be cured with the payment of money. (Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 4.08)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Continental instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 4.04(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Loan Trustee's right to exercise remedies under an Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code, provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during the period referred to in the preceding proviso, subsequent to such 60 day or other period, to the extent that the continuation of such stay or prohibition beyond such 60 day or other period results from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1)(A-B) of the U.S. Bankruptcy Code, (ii) such Loan Trustee's consent to an extension of such period, (iii) such Loan Trustee's failure to give any requisite notice, or (iv) Continental's assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease as so assumed. See " -- The Leases -- Events of Default under the Leases". Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of Continental, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Loan Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Indentures, Section 4.04)

     If a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Continental does not assume or agree to perform its obligations under such Lease, (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy in accordance with the Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     The Loan Trustee with respect to each Indenture will receive an opinion of Hughes Hubbard & Reed LLP, counsel to Continental, that the Owner Trustee, as lessor under the Lease for the Aircraft subject to such Indenture, and such Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to such Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft so long as Continental continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver".

     The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See " -- The Leases -- Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible sublessee of an Aircraft subleased by Continental.

     On March 10, 1998, the U.S. District Court for the District of Colorado issued an opinion arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. (Civil Action No. 98-K-358). The decision, reversing an order of the bankruptcy court, held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110 of the U.S. Bankruptcy Code, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. The opinion of Hughes Hubbard & Reed LLP states that, in such firm's opinion, the District Court case was incorrectly decided, since it is contrary to the plain language of Section 1110 that requires the cure of any default (other than certain defaults relating to the bankruptcy proceedings) and is not limited to defaults occurring at the commencement of the bankruptcy proceeding. Moreover, such opinion of Hughes Hubbard & Reed LLP states that, in such firm's opinion, such District Court case is contrary to the clear intent of Congress in enacting Section 1110, since it would substantially eliminate the benefit of Section 1110 by giving no effect to rights of repossession under Section 1110 after the initial reaffirmance and cure. Certain parties in the Western Pacific case have filed motions for reconsideration of the decision with the U.S. District Court.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft. In addition, it is possible that, in the event of proceedings under the U.S. Bankruptcy Code involving Continental, the assets and liabilities of the Owner Participant or an Owner Trust could be substantively consolidated with the assets and liabilities of Continental as a consolidated entity for purposes of such proceedings, although the Loan Trustee will receive a reasoned opinion of Hughes Hubbard & Reed LLP, counsel to Continental, that, subject to certain assumptions and qualifications specified therein, a court would not substantively consolidate Continental and the Owner Participant or Continental and an Owner Trust. See "-- The Leases -- Owner Participant".

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Indenture, and of the Lease, the Participation Agreement and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such

Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Aircraft so long as the same would not adversely affect the Note Holders. (Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 9.01(c))

     Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.01(b))

INDEMNIFICATION

     Continental will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, the Liquidity Provider, the Subordination Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Continental will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Aircraft.

THE LEASES

     Each Aircraft will be leased to Continental by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease").

  Lease Term Rentals and Payments

     The Aircraft will be acquired by the Owner Trustees from Continental for fair consideration reflective of current market conditions. Thereafter, each Aircraft will be leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, April 15 or October 15 during the term of such Lease.

  Net Lease; Maintenance

     Under the terms of each Lease, Continental's obligations in respect of each Aircraft will be those of a lessee under a "net lease". Accordingly, Continental is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental from the manufacturer, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D)

  Possession, Sublease and Transfer

     Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Subleases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize Owner Trustee's title to, and the Loan Trustee's security interest in respect of, the applicable Aircraft. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of such sublease. (Leases, Section 7) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease and Indenture and certain other documents under the Transportation Code. (Leases, Section 7) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default or certain bankruptcy or payment defaults exist, Continental has the right to register the Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11)

  Liens

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental and the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture or, in the case of (iii), involve a discernible risk of criminal liability or a material risk of civil liability against the relevant Owner Trustee or Owner Participant. (Leases, Section 6)

  Replacement of Parts; Alterations

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Leases, Section
8.1 and Annex C)

  Insurance

     Continental is required to maintain, at its expense (or at the expense of a permitted sublessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence, such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence such proceeds will be payable directly to Continental so long as the Owner Trustee or Loan Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted sublessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted sublessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Leases, Annex D)

     Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D)

     In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee, the holders of the Equipment Notes, the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted sublessee or any other person. (Leases, Annex D)

  Lease Termination

     Unless a Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the fourth anniversary (in the case of the McDonnell Douglas MD-82 Aircraft) or sixth anniversary (in the case of the Boeing 737-3T0 Aircraft) of the date on which such Lease commenced, if it makes a good faith determination that the Aircraft subject to such Lease is economically obsolete or surplus to its requirements. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to ten Business Days prior to such proposed date; provided that Continental may give only three such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Continental is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including any Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Indentures, Sections 2.06 and 2.10(b))

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either
(i) pay to the applicable Owner Trustee the stipulated loss value of such Aircraft, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless any Lease Event of Default or certain bankruptcy or payment defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Indentures, Section 2.10(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model that was placed in service in the same or later year as the Airframe being replaced, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease. Continental is also required to provide to the relevant Loan Trustee and the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Loan Trustee (as assignee of lessor's rights and interests under the Lease) will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3)

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the stipulated loss value for such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee. (Leases, Section 10.1.2; Indentures, Sections 2.06 and 3.02)

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe and compatible for use with the other Engine, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease. (Leases, Section 10.2)

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;
(iv) any seizure, condemnation, confiscation, taking or requisition (including loss of title) to such property by any governmental entity or purported governmental entity (other than a requisition of use by a U.S. government entity) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title or, if earlier, at the end of the term of such Lease; (v) any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss); (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of one year (or, if earlier, the end of the term of such Lease), provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such one-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two years or such use shall be prohibited at the expiration of the term of the relevant Lease; or (vii) with respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Leases, Section 7.2.6 and Annex A)

  Renewal Options

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Continental will have certain options to renew such Lease for additional limited periods. (Leases, Section 17)

  Events of Default under the Leases

     Lease Events of Default under each Lease include, among other things, (i) failure by Continental to make any payment of basic rent, stipulated loss value or termination value under such Lease within ten Business Days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within ten Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due; (ii) failure by Continental to make any excluded payment (as defined) within ten Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee; (iii) failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease; (iv) failure by Continental to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Continental shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after the receipt of such notice; (v) any representation or warranty made by Continental in such Lease or the related Participation Agreement or in certain other related operative documents (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Continental; and (vi) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

  Remedies Exercisable upon Events of Default under the Lease

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related

Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Indenture, the Loan Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or
(ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Indentures, Section 4.04) If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Continental or any of its affiliates. (Indentures, Section 4.04(a))

  Owner Participant

     The initial Owner Participant with respect to each Aircraft will be Caljet LLC, a Delaware limited liability company (the "LLC"). The LLC was organized in April 1998 exclusively to engage in the leveraged lease transactions with respect to the Aircraft described in this Prospectus Supplement and to engage in other matters incidental thereto. The LLC will have two members: a wholly-owned subsidiary of Continental, which will contribute 75% of the initial capital of the LLC and have a corresponding membership interest, and a wholly-owned subsidiary of a major U.S. equipment leasing company (the "Other Member"), which will contribute 25% of the initial capital and have a corresponding membership interest. As a result of Continental's indirect 75% ownership interest in the LLC, the Equipment Notes to be issued in connection with the Offering will be carried as indebtedness on Continental's consolidated balance sheet.

     The agreement governing the operation of the LLC (the "LLC Agreement") provides that the business and affairs of the LLC will be managed by or under the authority of the Other Member, in its capacity as manager of the LLC (the "Manager"). Under the LLC Agreement, the members of the LLC are generally prohibited from taking part in the management of the business and affairs of the LLC, except that each member must approve certain specified matters. The Manager may be removed as such by the members of the LLC holding a majority of the membership interests only upon the occurrence of certain specified events. The Manager may resign at any time on at least 30 days' notice. Any replacement Manager will be appointed by members of the LLC holding a majority of the membership interests, except that so long as the Equipment Notes are outstanding, the Manager may not be an affiliate of Continental. (Participation Agreements, Section 7.2.5)

     The Loan Trustee with respect to each Indenture will receive a reasoned opinion of Hughes Hubbard & Reed LLP, counsel to Continental, concluding (although there is no case litigated on the merits directly on point) that, subject to certain assumptions and qualifications specified therein, in the event Continental were to become a debtor in a case under the Bankruptcy Code, a court having jurisdiction thereof would not substantively consolidate Continental and the Owner Participant or Continental and the Owner Trust relating to such Indenture, assuming that a party in interest would timely present an objection to substantive consolidation and properly brief and argue such objection. Such opinion notes that substantive consolidation is an equitable doctrine and that courts have accorded different degrees of importance to the factual elements before them in determining whether to exercise their equitable power to order substantive consolidation. In addition, such opinion assumes the correctness of the opinion of counsel to the Owner Trustee that, subject to certain assumptions and qualifications stated therein, (i) neither a Utah court nor a federal court applying Utah law or federal law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms and (ii) although there is no Utah case directly on point, under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person that is an Owner Participant, such as trustees, receivers or liquidators (whether or not an insolvency proceeding has been commenced) (collectively the "Creditors") may acquire valid claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Trust Estate. The foregoing opinions are not binding on any court. Accordingly, there can be no assurance that a court will not reach a different result. If a court concluded otherwise, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Equipment Notes and possible reductions in the payments of principal of and interest on the Equipment Notes could occur.

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Aircraft. (Participation Agreements, Section 10.1.1)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and no assurance can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, each of the Trusts will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

  Trusts Classified as Grantor Trusts

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CLASS B AND CLASS C CERTIFICATEHOLDERS

     In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%, except that a maximum rate of 28% applies to property held for more than one year but not more than 18 months.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of, or 10% or more of the capital or profits interest in, any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Continental or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. The IRS issued final regulations on October 6, 1997 which modify the certification requirements described in clause (iii) with respect to certain payments made after December 31, 1999.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to The Chase Manhattan Bank, Prohibited Transaction Exemption 90-31 (55 Fed. Reg. 23,144 (1990)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

     The Underwriter Exemption does not apply to the Class B or Class C Certificates. Therefore, the fiduciary of a Plan considering the purchase of a Class B or Class C Certificate should consider the availability of other exemptions, such as the Class Exemptions.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated as of April 15, 1998 (the "Underwriting Agreement"), the underwriters named below (the "Underwriters") have severally but not jointly agreed with the Company to purchase from the Trustee the following respective principal amounts of the Class A Certificates, the Class B Certificates and the Class C Certificates:

                                                  PRINCIPAL       PRINCIPAL       PRINCIPAL
                                                  AMOUNT OF       AMOUNT OF       AMOUNT OF
                                                   CLASS A         CLASS B         CLASS C
UNDERWRITER                                      CERTIFICATES    CERTIFICATES    CERTIFICATES
-----------                                      ------------    ------------    ------------
Chase Securities Inc. .........................  $ 35,267,000    $12,994,000     $14,143,000
Credit Suisse First Boston Corporation.........    35,265,000     12,992,000      14,141,000
Morgan Stanley & Co. Incorporated..............    35,265,000     12,992,000      14,141,000
                                                 ------------    -----------     -----------
          Total................................  $105,797,000    $38,978,000     $42,425,000
                                                 ============    ===========     ===========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     Continental has been advised by the Underwriters that the Underwriters propose to offer all or part of the Certificates directly to the public at the public offering price per Certificate designation set forth on the cover page of this Prospectus Supplement and may offer a portion of the Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective designations of the Certificates. The Underwriters may allow, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective designations of the Certificates for certain dealers. After the initial public offering, the public offering prices and such concessions and reallowances may be varied by the Underwriters.

                PASS THROUGH                  CONCESSION    REALLOWANCE
          CERTIFICATE DESIGNATION             TO DEALERS    CONCESSION
          -----------------------             ----------    -----------
1998-2A.....................................    0.550%         0.250%
1998-2B.....................................    0.550          0.250
1998-2C.....................................    0.550          0.250

     The Certificates are a new issue of securities with no established trading market. The Underwriters have advised Continental that one or more of them intend to act as a market maker for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

     Continental has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933 (the "Securities Act"), or contribute to payments which the Underwriters may be required to make in respect thereof.

     From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and its affiliates. In particular, The Chase Manhattan Bank, an affiliate of Chase Securities Inc., is a lender to Continental under several loan agreements.

     It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the fourth business day following the date of pricing of the Certificates. Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing will be required, by virtue of the fact that the Certificates initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing should consult their own advisor.

     In connection with the offering of the Certificates, Chase Securities Inc., on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Certificates in the open market for the purpose of pegging, fixing or maintaining the price of the Certificates. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. Milbank, Tweed, Hadley & McCloy will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the authorization, execution and delivery of the Certificates under the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements (including financial statement schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon. Such consolidated financial statements are incorporated therein in reliance upon such reports of Ernst & Young LLP given upon the authority of such firm as experts in accounting and auditing.

     The references to AISI, BK and MBA, and to their respective appraisal reports, each dated as of March 30, 1998, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Continental with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus Supplement: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 19, 1998, and (ii) Continental's Current Reports on Form 8-K dated January 25, February 20 and March 3, 1998.

     Reference is made to the information under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. All documents filed under the Exchange Act with the Commission prior to January 1, 1998 and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement.

                          APPENDIX I -- INDEX OF TERMS

                                       PAGE
                                       ----
Adjusted Expected Distributions......  S-16
Administration Expenses..............  S-57
Aggregate LTV Collateral Amount......  S-16
Air Partners.........................  S-26
Air Partners Transaction.............  S-27
Aircraft.............................   S-2
AISI.................................   S-4
America West.........................  S-34
Appraised Current Market Value.......  S-17
Appraisers...........................   S-4
Assumed Aggregate Aircraft Value.....   S-4
Assumed Aircraft Value...............  S-64
Average Life Date....................  S-63
Base Rate............................  S-53
Basic Agreement......................   S-1
BK...................................   S-4
Boeing...............................  S-24
Bush Intercontinental................  S-33
Business Day.........................  S-43
Cash Collateral Account..............  S-13
CDG..................................  S-36
Cede.................................  S-49
Certificate Account..................  S-42
Certificate Owner....................  S-50
Certificateholders...................   S-8
Certificates.........................   S-1
Class Exemptions.....................  S-82
Class A Certificates.................   S-7
Class A Trust........................   S-1
Class A Trustee......................  S-14
Class B Certificates.................   S-7
Class B Trust........................   S-1
Class B Trustee......................  S-14
Class C Certificates.................   S-7
Class C Trust........................   S-1
Class C Trustee......................  S-14
CMI..................................  S-33
Code.................................  S-19
Commission...........................  S-40
Company..............................   S-1
Continental..........................   S-1
Continental Express..................  S-33
Controlling Party....................  S-17
Convention...........................  S-72
Creditors............................  S-78
Current Distribution Date............  S-14

                                       PAGE
                                       ----
default..............................  S-45
Delayed Delivery Notes...............  S-11
disqualified persons.................  S-82
Distribution Date....................  S-14
Downgrade Drawing....................  S-13
DTC..................................  S-49
DTC Participants.....................  S-49
Equipment............................  S-69
Equipment Notes......................   S-2
ERISA................................  S-19
ERISA Plans..........................  S-82
Event of Loss........................  S-75
Exchange Act.........................  S-85
Expected Distributions...............  S-14
Express..............................  S-33
FAA..................................  S-28
Final Distributions..................  S-18
Final Drawing........................  S-13
Final Maturity Date..................  S-42
financial institution................  S-81
Gulfstream...........................  S-34
H.15(519)............................  S-63
Hopkins International................  S-33
IACP.................................  S-25
Indenture............................   S-7
Indenture Default....................  S-44
Intercreditor Agreement..............  S-14
Interest Drawings....................  S-11
IRS..................................  S-79
Issuance Date........................   S-4
KLM..................................  S-26
Lease................................  S-71
Lease Event of Default...............  S-44
Lease Payment Date...................  S-71
LIBOR................................  S-53
Liquidity Event of Default...........  S-54
Liquidity Expenses...................  S-56
Liquidity Facility...................  S-11
Liquidity Obligations................  S-12
Liquidity Provider...................   S-7
LLC..................................  S-77
LLC Agreement........................  S-77
Loan Trustee.........................   S-7
LTV Appraisal........................  S-17
LTV Collateral Amount................  S-17

                                       PAGE
                                       ----
LTV Ratio............................  S-17
LTVs.................................   S-4
Make-Whole Premium...................  S-63
Manager..............................  S-77
Maximum Available Commitment.........  S-12
MBA..................................   S-4
Minimum Sale Price...................  S-19
Moody's..............................  S-20
most recent H.15(519)................  S-63
Newark International.................  S-33
NOLs.................................  S-25
Non-Extension Drawing................  S-13
Non-Performing Equipment Notes.......  S-16
Non-U.S. Certificateholder...........  S-81
Northwest............................  S-26
Northwest Alliance...................  S-26
Northwest Parties....................  S-38
Northwest Transaction................  S-27
Offering.............................   S-7
Operative Agreements.................  S-60
Other Member.........................  S-77
Owner Participant....................  S-61
Owner Trust..........................   S-2
Owner Trustee........................   S-2
Participation Agreements.............   S-7
parties in interest..................  S-82
Pass Through Trust Agreements........   S-1
Performing Equipment Note............  S-12
Plan Asset Regulation................  S-82
Plans................................  S-82
Pool Balance.........................  S-43
Pool Factor..........................  S-43
Premium Termination Date.............   S-9
Prospectus...........................   S-3
PTC Event of Default.................   S-8
PTCE.................................  S-82
Rating Agencies......................  S-20
Regular Distribution Dates...........  S-41
Remaining Weighted Average Life......  S-63
Replacement Facility.................  S-51
Required Amount......................  S-11

                                       PAGE
                                       ----
Scheduled Payments...................  S-41
Section 1110 Period..................  S-13
Section 382..........................  S-25
Securities Act.......................  S-84
Series A Equipment Notes.............   S-2
Series B Equipment Notes.............   S-2
Series C Equipment Notes.............   S-2
Shareholder Litigation...............  S-27
Shortfall Amounts....................  S-80
SOP 90-7.............................  S-24
Southwest............................  S-33
Special Distribution Date............  S-42
Special Payment......................  S-42
Special Payments Account.............  S-42
Standard & Poor's....................  S-20
Stated Interest Rates................  S-12
Subordinated Certificateholders......  S-80
Subordinated Certificates............  S-80
Subordinated Trusts..................  S-80
Subordination Agent..................   S-7
T+4..................................   S-2
Tax Counsel..........................  S-79
Teamsters............................  S-25
Termination Notice...................  S-54
Threshold Rating.....................  S-51
ticket tax...........................  S-28
Transportation Code..................  S-47
Treasury Yield.......................  S-63
Triggering Event.....................   S-8
Trust Agreements.....................  S-60
Trust Indenture Act..................  S-47
Trust Property.......................   S-7
Trust Supplement.....................   S-1
Trustee..............................   S-1
Trusts...............................   S-1
U.S. Certificateholders..............  S-79
U.S. Persons.........................  S-79
Underwriter Exemption................  S-83
Underwriters.........................  S-84
Underwriting Agreement...............  S-84
Virgin...............................  S-36

                                                 APPENDIX II -- APPRAISAL LETTER

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]

30 March 1998

Mr. Todd Ruden
Corporate Finance
Continental Airlines, Inc.
2929 Allen Parkway, Suite 1588
Houston, TX 77019

Subject:  AISI Report No.: A8S023BVO
          Sight Unseen Base Value Appraisal
          Eight B737-300 Passenger Aircraft and Six MD-82 Passenger Aircraft.


Dear Mr. Ruden:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines, Inc. our opinion of the sight unseen half life base value of eight B737-300 passenger aircraft and six MD-82 passenger aircraft as defined and listed in Table I of this report.

1.   METHODOLOGY AND DEFINITIONS

The method used by AISI in its valuation of the Aircraft was based both on a review of information and aircraft specifications supplied by Continental Airlines and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised values for the subject aircraft.

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.


      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
        TEL: 714-582-8888   FAX: 714-582-8887   E-Mail: AISINews@aol.com

                                                                    [AISI LOGO]


30 March 1998
AISI File No. A8S023BVO
Page-2-



AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are normally inappropriate to determine near term values of an aircraft.


2. HALF LIFE BASE VALUATION

Following is AISI's opinion of the half life base values for the subject aircraft in 1998 USDollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

                                                                    [AISI LOGO]


30 March 1998
AISI File No. A8S023BVO
Page - 3 -


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.



/s/ Fred E. Bearden
-----------------------
Fred E. Bearden
President

Table I - AISI File A8S023BVO - 30 March 1998                      [AISI LOGO]

CONTINENTAL AIRLINES FLEET

HALF LIFE BASE VALUATION

          YEAR OF                   MTOW       REGISTRATION   SERIAL       HALF LIFE
AIRCRAFT   BUILD     ENGINES       (LBS.)        NUMBERS      NUMBERS   1998 BASE VALUE
--------  -------    -------       -------     ------------   -------   ---------------
B737-300  1987      CFM56-3B1      135,000        N14336      23574        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N14337      23575        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N59338      23576        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N14341      23579        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N14342      23580        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N39343      23581        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N17344      23582        $21,000,000
B737-300  1987      CFM56-3B1      135,000        N17345      23583        $21,000,000

MD-82     1986      JT8D-217A      149,500        N72821      49481        $18,260,000
MD-82     1986      JT8D-217A      149,500        N76823      49483        $18,260,000
MD-82     1987      JT8D-217A      149,500        N72829      49489        $19,110,000
MD-82     1987      JT8D-217A      149,500        N72830      49490        $19,110,000
MD-82     1987      JT8D-217A      149,500        N57837      49582        $19,110,000
MD-82     1987      JT8D-217A      149,500        N34838      49634        $19,110,000

                              BK Associates, Inc.

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - FAX (516) 365-6287


                                                       March 30, 1998


Mr. Todd Ruden
CONTINENTAL AIRLINES
2929 Allen Parkway, Suite 1588
Houston, TX 77019

Dear Todd:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Value (BV) of various Boeing 737-3TO and MD80 aircraft in your fleet (Aircraft). The aircraft are further identified by registration, serial number, year of manufacture and engine model on the attached Figure 1 along with our opinion of their current values.

It should be understood that BK Associates has neither inspected the Aircraft nor their maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; maintenance has been accomplished in accordance with a civil airworthiness authority's approved maintenance program and accepted industry standards; and the Aircraft are at half-time between major maintenance events. Deviations from these assumptions can change significantly our opinion regarding the Aircrafts' values.

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value, to which BK Associates subscribes, base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, which BK Associates considers to be 12 to 18 months.

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data,

                                                            [BK ASSOCIATES LOGO]


Mr. Todd Ruden
March 30, 1998
Page 2


a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value determinations.

The B737 series and the -300 in particular is one of the most popular aircraft ever built. There are 1,008 -300s in service or on order with 53 operators worldwide and the family of next generation B737s is still in production. This offers a vast operator base of potential users when aircraft must be sold.

By contrast there are 573 MD82s in service with 25 operators and 65 percent, or 377 aircraft are concentrated among the three largest operators. Further, our analysis of Form 41 data filed with the U.S. Dept. of Transportation by U.S. airlines shows that the direct operating cost per seat-mile for the B737-300 is about eight percent lower than that of the MD82.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.


                                        Sincerely yours,

                                        BK ASSOCIATES, INC.


                                        /s/ John F. Keitz
                                        John F. Keitz
                                        President
                                        ISTAT Certified Senior Appraiser

JFK/kf
Attachment

                                    Figure 1
                              Continental Airlines
                    Current Base Values of Selected Aircraft

                                                         Base
  TYPE      REGIST     S/N      YEAR      ENGINE         Value
  ----      ------     ---      ----      ------         -----
B737-3T0    N14336    23574     1987     CFM56-3B1       20.90
B737-3T0    N14337    23575     1987     CFM56-3B1       20.90
B737-3T0    N59338    23576     1987     CFM56-3B1       20.90
B737-3T0    N14341    23579     1987     CFM56-3B1       20.90
B737-3T0    N14342    23580     1987     CFM56-3B1       20.90
B737-3T0    N39343    23581     1987     CFM56-3B1       20.90
B737-3T0    N17344    23582     1987     CFM56-3B1       20.90
B737-3T0    N17345    23583     1987     CFM56-3B1       20.90
  MD82      N72821    49481     1986     JT8D-217A       16.50
  MD82      N76823    49483     1986     JT8D-217A       16.50
  MD82      N72829    49489     1987     JT8D-217A       17.05
  MD82      N72830    49490     1987     JT8D-217A       17.05
  MD82      N57837    49582     1987     JT8D-217A       17.55
  MD82      N34838    49634     1987     JT8D-217A       17.55

I.   INTRODUCTION AND SUMMARY OF FINDINGS

Morten Beyer and Agnew, Inc. (MBA), has been retained by Continental Airlines, Inc. (Continental) to determine the Current Base Value (CBV) of 14 aircraft currently operated by Continental Airlines. The aircraft are further identified in Section II of this report.

In performing this valuation we did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by Continental. We are, however, familiar with Continental Airlines operations and maintenance and have conducted previous inspections of their aircraft and facilities. Based on the information set forth further in this report, it is our opinion that the CBV of the aircraft is $285,021,700.00 as detailed in Section IV.

MBA uses the definition of certain terms, such as Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

The ISTAT definition of Base Value (BV) is the price that will prevail when market circumstances are in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Price (CMP) of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

The following table sets forth MBA's opinion regarding the base value of the subject aircraft. Amounts are in terms of thousands of current 1998 US dollars.



[MBA Logo]

II.  AIRCRAFT
     --------

-------------------------------------------------------------------------------
TYPE           SERIAL         MONTH/YEAR OF MFR.            PREVIOUS OWNER(S)
               NUMBER
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
737-300        23574            January 1987                   New to CAL
-------------------------------------------------------------------------------
737-300        23575            January 1987                       "
-------------------------------------------------------------------------------
737-300        23576            February 1987                      "
-------------------------------------------------------------------------------
737-300        23579              April 1987                       "
-------------------------------------------------------------------------------
737-300        23580              April 1987                       "
-------------------------------------------------------------------------------
737-300        23581              April 1987
-------------------------------------------------------------------------------
737-300        23582               May 1987
-------------------------------------------------------------------------------
737-300        23583               May 1987                        "
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
MD80-82        49481            September 1986                     "
-------------------------------------------------------------------------------
MD80-82        49483             October 1986            CAL/ALM Antillean Air.
-------------------------------------------------------------------------------
MD80-82        49489              April 1987                  New to CAL
-------------------------------------------------------------------------------
MD80-82        49490              April 1987                      "
-------------------------------------------------------------------------------
MD80-82        49582             October 1987            CAL/ALM Antillean Air.
-------------------------------------------------------------------------------
MD80-82        49634            November 1987                 New to CAL
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


III. CURRENT MARKET CONDITIONS
     -------------------------

BOEING 737-300

The 737-300 was introduced in the early 1980s, and entered service in 1984, several years behind the MD-80 which was already achieving extensive orders, again giving the lead to Douglas.

As of January 1998, Boeing had delivered 1,829 of this reengined 2nd Generation B-737 series, while another 233 remain on order, thus continuing the successful tradition of the 737. Success was quick for the current production 737s, as they found homes in fleets already populated with the -200s. The aircraft particularly suited the deregulated American market, where smaller planes fitted hub-and-spoke operations. Overall, more than 100 airlines have selected the 2nd generation 737 to meet their growth/replacement needs. As airline consolidation continues, however, and as


[MBA Logo]
limited slot, gate, runway, and terminal facilities impede growth, we look to the airlines to turn to larger aircraft to meet their needs.

According to Airclaims there are currently only three available for wet-lease/ lease or for sale.

MD 80-82

McDonnell Douglas was the first manufacturer to recognize and act on the imminence of future noise restrictions, as well as to take advantage of available technology to stretch the DC-9 at least one more time from a basic 139-seat to a 172-seat configuration. The MD-80 series is an elongated, higher gross version of the venerable DC-9 fitted with Stage 3 Pratt & Whitney JT8D-217/-219 engines. It was originally certified in 1980 after a few embarrassing pratfalls. In the last decade gross weight and range have been increased, and a truncated version, the MD-87, offered. Most recently, DAC had announced the MD-90 series, using the new IAE V-2500 engine which offered quieter, more efficient operation. But the MD-90 was a slow seller, a victim of the malaise which gradually paralyzed Douglas and lead to the Boeing merger. The MD-90 has now been officially terminated by Boeing after the remaining orders are delivered.

Over 1,140 MD-80s of all versions are currently in service. MD-80s have a five-abreast seating configuration, contrasted with the six-abreast seating of the competitive Boeing and Airbus products. The JT8D-217/-219 engines achieve only marginal compliance with Stage 3 noise limits, therefore, the nagging concern exists that as noise rules are invariably tightened the MD-80 will be squeezed out before its time. The only solution would be reengining with the same power plants as the MD-90 -- an $8.0 to $10.0 million project per aircraft, or development of further noise suppression through hushkits of lower cost.



[MBA Logo]

The MD-80 suffers from a smaller operator base than the Boeing 737-300/-400/-500s with which it competes. This has been a long-term problem with the Douglas DC-8 and DC-9 competing with the B-707 and B737 as well. A total of some 50 airlines worldwide operate the MD-80 series, and 40 percent are in the hands of two carriers, American and Delta. Many operators utilize more than one type of MD-80, no carrier utilizes more than four of the five. Most carriers have fleets of five or less, suggesting that ultimate resales to these operators will inevitably be in lots of one and two each.

The MD-80's accident record is relatively good -- only five have been destroyed, only one of which is potentially attributable to design problems: the SAS icing incident in Europe in 1994. The MD-80 should have a long and relatively problem-free structural life, given the good record of Douglas on the DC-8, DC-9, and DC-10.

The MBA Model shows the MD-80 series (with the exception of the short-bodied MD-87) to have superior economic characteristics. At comparable seating densities, its lower capital costs offset slightly higher fuel consumption than the 737-300. The stretched fuselage gives it better seat-mile costs than earlier DC-9s.

The MD-80's cost characteristics are reasonable due to its high seating capacity, and provided it can skirt the ever-present risk of more stringent noise restrictions, it should have a long and productive useful life in competition with existing and newly developing aircraft. On the used market it is already priced in the range of $125,000 a seat -- about 40 percent of a new aircraft -- giving it a significant advantage for a new operator. Its largest probable market is with existing DC-9 operators, replacing their 30-year-old aircraft as they are forced to retire them.

The -82 is the most popular of the MD-80 series, with American's 227 representing nearly half of all produced. We do not believe that Boeing's decision to terminate the production of the MD-80/90 series aircraft will have a material effect on used aircraft




[MBA LOGO]
prices since they are fully committed to maintaining technical support for the existing aircraft. We expect that its strong performance capabilities will keep this aircraft busy for many years to come. According to Airclaims, there are currently no MD-82's available for sale or lease.






[MBA LOGO]

IV. VALUATION


TYPE           SERIAL #  CURRENT BASE VALUE
-------------------------------------------
737-300        23574     $ 20,480,000
-------------------------------------------
737-300        23575       20,480,000
-------------------------------------------
737-300        23576       20,630,000
-------------------------------------------
737-300        23579       20,792,000
-------------------------------------------
737-300        23580       20,792,000
-------------------------------------------
737-300        23581       20,792,000
-------------------------------------------
737-300        23582       20,870,000
-------------------------------------------
737-300        23583       20,870,000
-------------------------------------------
MD80-82        49481       19,362,500
-------------------------------------------
MD80-82        49483       19,435,000
-------------------------------------------
MD80-82        49489       19,883,200
-------------------------------------------
MD80-82        49490       19,883,200
-------------------------------------------
MD80-82        49582       20,338,000
-------------------------------------------
MD80-82        49634       20,413,800
-------------------------------------------
Total                    $285,021,700.00
-------------------------------------------

In developing the CBV of these aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

     1. The aircraft is in good overall condition.

     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified.

     3. This historical maintenance documentation has been maintained to acceptable international standards.

     4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

     5. The aircraft is in a standard airline configuration.

     6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.


[MBA LOGO]

     7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     8.  Its utilization is comparable to industry averages.

     9.  There is no history of accident or incident damage.

     10. No accounting was made for lease obligations or terms of ownership.



V.   COVENANTS
     ---------

This report has been prepared for the exclusive use Continental and shall not be provided to other parties by MBA without the express consent of Continental.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken Continental or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.



                                        Sincerely,

                                        /s/ Morten S. Beyer
                                        -------------------
                                        Morten S. Beyer
                                        CEO and Chairman
                                        ISTAT Certified Senior Appraiser


[MBA Logo]

           APPENDIX III -- EQUIPMENT NOTES PRINCIPAL PAYMENT SCHEDULE

                                    SERIES A

                                                     AIRCRAFT REGISTRATION NUMBER
REGULAR DISTRIBUTION   ----------------------------------------------------------------------------------------
        DATES            N14336       N14337       N59338       N14341       N14342       N39343       N17344
--------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 21, 1998.......  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 15, 1998.....           0            0            0            0            0            0            0
April 15, 1999.......     354,976      354,976      354,976      354,976      354,976      354,976      354,976
October 15, 1999.....           0            0            0            0            0            0            0
April 15, 2000.......     355,021      355,021      355,021      355,021      355,021      355,021      355,021
October 15, 2000.....           0            0            0            0            0            0            0
April 15, 2001.......     355,021      355,021      355,021      355,021      355,021      355,021      355,021
October 15, 2001.....           0            0            0            0            0            0            0
April 15, 2002.......     355,021      355,021      355,021      355,021      355,021      355,021      355,021
October 15, 2002.....           0            0            0            0            0            0            0
April 15, 2003.......     473,361      473,361      473,361      473,361      473,361      473,361      473,361
October 15, 2003.....           0            0            0            0            0            0            0
April 15, 2004.......     473,361      473,361      473,361      473,361      473,361      473,361      473,361
October 15, 2004.....     517,663      517,663      517,663      517,663      517,663      517,663      517,663
April 15, 2005.......     951,671      951,671      951,671      951,671      951,671      951,671      951,671
October 15, 2005.....     979,375      979,375      979,375      979,375      979,375      979,375      979,375
April 15, 2006.......   1,007,958    1,007,958    1,007,958    1,007,958    1,007,958    1,007,958    1,007,958
October 15, 2006.....   1,037,449    1,037,449    1,037,449    1,037,449    1,037,449    1,037,449    1,037,449
April 15, 2007.......   1,067,873    1,067,873    1,067,873    1,067,873    1,067,873    1,067,873    1,067,873

                                                     AIRCRAFT REGISTRATION NUMBER
REGULAR DISTRIBUTION   ----------------------------------------------------------------------------------------
        DATES            N17345       N72821       N76823       N72829       N72830       N57837       N34838
--------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 21, 1998.......  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 15, 1998.....           0            0            0            0            0            0            0
April 15, 1999.......     354,976      311,563      311,563      311,563      311,563      311,563      311,563
October 15, 1999.....           0      205,598      205,598      205,598      205,598      205,598      205,598
April 15, 2000.......     355,021      105,952      105,952      105,952      105,952      105,952      105,952
October 15, 2000.....           0      205,598      205,598      205,598      205,598      205,598      205,598
April 15, 2001.......     355,021      105,952      105,952      105,952      105,952      105,952      105,952
October 15, 2001.....           0      205,598      205,598      205,598      205,598      205,598      205,598
April 15, 2002.......     355,021      105,952      105,952      105,952      105,952      105,952      105,952
October 15, 2002.....           0      566,015      566,015      566,015      566,015      566,015      566,015
April 15, 2003.......     473,361      996,003      996,003      996,003      996,003      996,003      996,003
October 15, 2003.....           0    1,022,063    1,022,063    1,022,063    1,022,063    1,022,063    1,022,063
April 15, 2004.......     473,361    1,048,943    1,048,943    1,048,943    1,048,943    1,048,943    1,048,943
October 15, 2004.....     517,663    1,076,667    1,076,667    1,076,667    1,076,667    1,076,667    1,076,667
April 15, 2005.......     951,671    1,105,263    1,105,263    1,105,263    1,105,263    1,105,263    1,105,261
October 15, 2005.....     979,375            0            0            0            0            0            0
April 15, 2006.......   1,007,958            0            0            0            0            0            0
October 15, 2006.....   1,037,449            0            0            0            0            0            0
April 15, 2007.......   1,067,873            0            0            0            0            0            0

                                      III-1

                                    SERIES B

                                                     AIRCRAFT REGISTRATION NUMBER
REGULAR DISTRIBUTION   ----------------------------------------------------------------------------------------
        DATES            N14336       N14337       N59338       N14341       N14342       N39343       N17344
--------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 21, 1998.......  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 15, 1998.....           0            0            0            0            0            0            0
April 15, 1999.......     130,787      130,787      130,787      130,787      130,787      130,787      130,787
October 15, 1999.....           0            0            0            0            0            0            0
April 15, 2000.......     130,797      130,797      130,797      130,797      130,797      130,797      130,797
October 15, 2000.....           0            0            0            0            0            0            0
April 15, 2001.......     130,797      130,797      130,797      130,797      130,797      130,797      130,797
October 15, 2001.....           0            0            0            0            0            0            0
April 15, 2002.......     130,797      130,797      130,797      130,797      130,797      130,797      130,797
October 15, 2002.....     316,029      316,029      316,029      316,029      316,029      316,029      316,029
April 15, 2003.......     375,760      375,760      375,760      375,760      375,760      375,760      375,760
October 15, 2003.....     873,569      873,569      873,569      873,569      873,569      873,569      873,569
April 15, 2004.......     425,433      425,433      425,433      425,433      425,433      425,433      425,433
October 15, 2004.....     407,156      407,156      407,156      407,156      407,156      407,156      407,156

                                                     AIRCRAFT REGISTRATION NUMBER
REGULAR DISTRIBUTION   ----------------------------------------------------------------------------------------
        DATES            N17345       N72821       N76823       N72829       N72830       N57837       N34838
--------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 21, 1998.......  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 15, 1998.....           0            0            0            0            0            0            0
April 15, 1999.......     130,787      114,804      114,804      114,804      114,804      114,804      114,804
October 15, 1999.....           0       75,747       75,747       75,747       75,747       75,747       75,747
April 15, 2000.......     130,797       39,035       39,035       39,035       39,035       39,035       39,035
October 15, 2000.....           0       75,747       75,747       75,747       75,747       75,747       75,747
April 15, 2001.......     130,797      334,270      334,270      334,270      334,270      334,270      334,270
October 15, 2001.....           0      716,891      716,891      716,891      716,891      716,891      716,891
April 15, 2002.......     130,797      840,287      840,287      840,287      840,287      840,287      840,287
October 15, 2002.....     316,029      404,719      404,719      404,719      404,719      404,719      404,719
April 15, 2003.......     375,760            0            0            0            0            0            0
October 15, 2003.....     873,569            0            0            0            0            0            0
April 15, 2004.......     425,433            0            0            0            0            0            0
October 15, 2004.....     407,156            0            0            0            0            0            0

                                      III-2

                                    SERIES C

                                                     AIRCRAFT REGISTRATION NUMBER
REGULAR DISTRIBUTION   ----------------------------------------------------------------------------------------
        DATES            N14336       N14337       N59338       N14341       N14342       N39343       N17344
--------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 21, 1998.......  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 15, 1998.....           0            0            0            0            0            0            0
April 15, 1999.......       3,972        3,972        3,972        3,972        3,972        3,972        3,972
October 15, 1999.....     697,793      697,793      697,793      697,793      697,793      697,793      697,793
April 15, 2000.......     231,621      231,621      231,621      231,621      231,621      231,621      231,621
October 15, 2000.....     737,708      737,708      737,708      737,708      737,708      737,708      737,708
April 15, 2001.......     272,802      272,802      272,802      272,802      272,802      272,802      272,802
October 15, 2001.....     780,196      780,196      780,196      780,196      780,196      780,196      780,196
April 15, 2002.......     316,639      316,639      316,639      316,639      316,639      316,639      316,639
October 15, 2002.....     509,394      509,394      509,394      509,394      509,394      509,394      509,394

                                                     AIRCRAFT REGISTRATION NUMBER
REGULAR DISTRIBUTION   ----------------------------------------------------------------------------------------
        DATES            N17345       N72821       N76823       N72829       N72830       N57837       N34838
--------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 21, 1998.......  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 15, 1998.....           0            0            0            0            0            0            0
April 15, 1999.......       3,972       18,633       18,633       18,633       18,633       18,633       18,633
October 15, 1999.....     697,793      553,163      553,163      553,163      553,163      553,163      553,163
April 15, 2000.......     231,621      710,505      710,505      710,505      710,505      710,505      710,505
October 15, 2000.....     737,708      595,793      595,793      595,793      595,793      595,793      595,793
April 15, 2001.......     272,802      459,239      459,239      459,239      459,239      459,239      459,241
October 15, 2001.....     780,196            0            0            0            0            0            0
April 15, 2002.......     316,639            0            0            0            0            0            0
October 15, 2002.....     509,394            0            0            0            0            0            0

                                      III-3

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITY TO WHICH THEY RELATE OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONTINENTAL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

           ---------------------------------------------------------
TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary                  S-3
Risk Factors                                  S-24
Use of Proceeds                               S-32
The Company                                   S-33
Description of the Certificates               S-40
Description of the Liquidity
  Facilities                                  S-50
Description of the Intercreditor
  Agreement                                   S-54
Description of the Aircraft and the
  Appraisals                                  S-59
Description of the Equipment Notes            S-60
Certain U.S. Federal Income Tax
  Consequences                                S-79
Certain Delaware Taxes                        S-81
Certain ERISA Considerations                  S-82
Underwriting                                  S-84
Legal Matters                                 S-85
Experts                                       S-85
Incorporation of Certain Documents
  by Reference                                S-85
Index of Terms                          Appendix I
Appraisal Letters                      Appendix II
Equipment Notes Principal Payment
  Schedule                            Appendix III
PROSPECTUS
Available Information                            2
Incorporation of Certain Documents
  by Reference                                   2
The Company                                      3
Use of Proceeds                                  3
Ratio of Earnings to Fixed Charges               4
General Outline of Trust Structure               4
Description of the Certificates                  4
Description of the Equipment Notes              15
Certain United States Federal Income
  Tax Consequences                              20
ERISA Considerations                            22
Plan of Distribution                            22
Legal Opinions                                  24
Experts                                         24

Prospectus Supplement

Continental
Airlines
1998-2 Pass Through Trusts

$187,200,000

PASS THROUGH CERTIFICATES,

SERIES 1998-2

[CONTINENTAL AIRLINES LOGO]

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY DEAN WITTER

Dated April 15, 1998